UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e) (2)

☒
Definitive Proxy Statement

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Definitive Additional Materials

☐
Soliciting Material Under § 240.14a-12

SACHEM CAPITAL CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SACHEM CAPITAL CORP.
568 East Main Street
Branford, CT 06405
April 30, 2025
To our Shareholders:
You are invited to attend the 2025 Annual Meeting of Shareholders of Sachem Capital Corp., which will convene at 10:00 a.m., Eastern Daylight Time, on Wednesday, July 9, 2025. The Annual Meeting will be held virtually on the Internet at meetnow.global/MWQJXHQ. We believe that holding a virtual meeting makes it easier for our shareholders to attend the meeting, resulting in greater shareholder participation, and results in significant cost savings for the company and for its shareholders.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend this Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions.
Thank you for your continued support.
Sincerely,
John L. Villano, CPA
Chairman of the Board

SACHEM CAPITAL CORP.
568 East Main Street
Branford, CT 06405
Notice of Annual Meeting of Shareholders
To be held on Wednesday, July 9, 2025

The 2025 Annual Meeting of Shareholders (the “Annual Meeting”) of Sachem Capital Corp. (the “Company”) will be held virtually via the Internet at meetnow.global/MWQJXHQ, on Wednesday, July 9, 2025, at 10:00 a.m., Eastern Daylight Time. There is no physical location for the Annual Meeting.
The purpose of the Annual Meeting is to consider and act upon the following:
1.
To elect five (5) directors to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified.

2.
To approve, on an advisory basis, the appointment of Baker Tilly US, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2025.

3.
To approve the non-binding advisory resolution relating to executive compensation.

4.
To approve the Sachem Capital Corp. 2025 Omnibus Incentive Plan.

5.
To transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

Holders of the Company’s common shares, par value $0.001 per share, of record at the close of business on May 12, 2025, are entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof. A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder at the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the meeting.
Your vote is important. Please vote in one of these ways:
1.
Via internet:   Go to www.envisionreports.com/SACH and follow the instructions. You will need to enter the control number on your proxy card;

2.
By telephone:   Call toll-free (800) 652-8683 and follow the instructions. You will need to enter the control number on your proxy card;

3.
In writing:   Complete, sign, date and promptly return your proxy card in the enclosed envelope; or

4.
During the meeting:   Join the meeting at meetnow.global/MWQJXHQ on Wednesday July 9, 2025, at 10:00 a.m. Eastern Daylight Time to vote during the 2025 Annual Meeting.

By order of the Board of Directors
John L. Villano, CPA
Chairman of the Board
Branford, Connecticut
April 30, 2025

IMPORTANT:
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO SUBMIT YOUR VOTE VIA THE INTERNET, TELEPHONE OR MAIL AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL YOUR SHARES WILL BE VOTED.

We appreciate your giving this matter your prompt attention.
Important Notice Regarding Availability of Proxy Materials
for the Shareholder Meeting To Be Held On Wednesday, July 9, 2025
THE PROXY MATERIALS FOR THE ANNUAL MEETING, INCLUDING THE ANNUAL REPORT,
THIS PROXY STATEMENT, AND THE PROXY, ARE ALSO AVAILABLE AT WWW.ENVISIONREPORTS.COM/SACH.

If you have any questions or require any assistance with voting your shares, please contact our Proxy Solicitor.
51 West 52nd Street, 6th Floor
New York, NY 10019
Shareholders, Banks and Brokers
Call Toll Free: (866) 807-6941

SACHEM CAPITAL CORP.
568 East Main Street
Branford, CT 06405

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS
To be held on Wednesday, July 9, 2025
Proxies in the form enclosed with this Proxy Statement are being solicited by the Board of Directors (the “Board”) of Sachem Capital Corp. (the “Company,” “we,” “us,” “our,” “Sachem” or any derivative thereof) to be used at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held virtually via the Internet at meetnow.global/MWQJXHQ on Wednesday, July 9, 2025, at 10:00 a.m., Eastern Daylight Time, for the purposes set forth in the Notice of Meeting and this Proxy Statement. The Company’s principal executive offices are located at 568 East Main Street, Branford, Connecticut 06405. The approximate date on which this Proxy Statement, the accompanying proxy card (“Proxy”) and the Company Annual Report for the year ended December 31, 2024 (the “Annual Report”) will be mailed to shareholders is May 23, 2025.
Important Notice Regarding Availability of Proxy Materials
for the Shareholder Meeting To Be Held On Wednesday, July 9, 2025
THE PROXY MATERIALS FOR THE ANNUAL MEETING, INCLUDING THE ANNUAL REPORT, THIS PROXY STATEMENT, AND THE PROXY (COLLECTIVELY, THE “PROXY MATERIALS”), ARE ALSO AVAILABLE AT WWW.ENVISIONREPORTS.COM/SACH.
THE VOTING AND VOTE REQUIRED
Record Date and Quorum
Only shareholders of record at the close of business on May 12, 2025 (the “Record Date”), are entitled to notice of and vote at the Annual Meeting. On April 30, 2025, we had 47,310,139 common shares, par value $0.001 per share (“Common Shares”) and 2,306,748 shares of 7.75% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) issued and outstanding. Each Common Share is entitled to one vote and, except under limited circumstances, none of which have occurred, holders of the Series A Preferred Stock do not have any voting rights and are not be entitled to vote at the Annual Meeting. Common Shares represented by a properly executed, unrevoked Proxy received in time for the Annual Meeting will be voted as specified. A quorum will be present at the Annual Meeting if shareholders owning a majority of the Common Shares outstanding on the Record Date are present at the Annual Meeting, virtually or by Proxy.
Voting of Proxies
The person acting as proxy (the “Proxyholder”) pursuant to a properly completed and signed Proxy will vote the Common Shares represented as directed in the signed Proxy. Unless otherwise directed in the Proxy, the Proxyholder will vote the Common Shares represented by the Proxy: (i) for the election of the director nominees named in this Proxy Statement (“Election of Directors”); (ii) for the advisory approval of the appointment of Baker Tilly US, LLP (“Baker Tilly”) as the Company’s independent auditors for the year ending December 31, 2025 (the “Approval of Auditors”); (iii) for approval of the non-binding advisory resolution relating to executive compensation (the “Advisory Vote on Executive Compensation”); (iv) for approval of the Sachem Capital Corp. 2025 Omnibus Incentive Plan (the “Incentive Plan”); and (v) in their discretion, on any other business that may come before the Annual Meeting and any adjournments of the Annual Meeting.
All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes (see below). All

Common Shares represented by valid Proxies will be voted in accordance with the instructions contained therein. A Proxy may be revoked by the shareholder giving the Proxy at any time before it is voted, by written notice addressed to and received by our Corporate Secretary or the Secretary of the Annual Meeting, and a prior Proxy is automatically revoked by a shareholder giving a subsequent Proxy or attending and voting at the Annual Meeting. Attendance at the Annual Meeting, however, in and of itself does not revoke a prior Proxy. Common Shares represented by Proxies that are marked “WITHHOLD” or “ABSTAIN” will be counted as present for quorum purposes.
Broker Non-Votes.   A broker non-vote occurs when Common Shares held by a broker are not voted with respect to a particular proposal because the broker does not have discretionary authority to vote on the matter and has not received voting instructions from the beneficial owner of the shares (“broker non-votes”). If your broker holds your Common Shares in its name and you do not instruct your broker how to vote, your broker will only have discretion to vote your Common Shares on “routine” matters. Where a proposal is a “non-routine” matter, a broker who has not received instructions from its clients does not have discretion to vote its clients’ uninstructed Common Shares on that proposal. At the Annual Meeting, the Approval of Auditors (Proposal No. 2) is considered a routine matter. The Election of Directors (Proposal No. 1), the Advisory Vote on Executive Compensation (Proposal No. 3) and Approval of the Sachem Capital Corp. 2025 Omnibus Incentive Plan (Proposal No. 4) are considered “non-routine” matters, and your broker will not have discretion to vote on these proposals. Broker non-votes will be counted towards determining whether or not a quorum is present.
Voting Requirements
Election of Directors.   The election of the five (5) director nominees will require a plurality of the votes cast at the Annual Meeting. Election by a plurality means that the director nominee with the most votes for a particular Board seat is elected for that seat. Common Shares represented by Proxies marked “WITHHOLD” and broker non-votes will be deemed not to have been cast and will have no effect on the outcome of the vote.
Approval of Auditors, the Advisory Vote on Executive Compensation and the Incentive Plan.   The affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote at the Annual Meeting is required to approve the appointment of Baker Tilly as the Company’s independent auditors on an advisory basis for the fiscal year ending December 31, 2025, the Advisory Vote on Executive Compensation, and the Incentive Plan. An abstention from voting on Approval of Auditors, the Advisory Vote on Executive Compensation, or the Incentive Plan will be treated as “present” for quorum purposes. Common Shares represented by Proxies marked “ABSTAIN” will not be treated as a vote “for” or “against” the matter and, thus will have no effect on the outcome of the vote.
Virtual Meeting Instructions/Q&A
Q:
Why are you holding a virtual meeting instead of an in-person meeting?

A:
We believe that holding a virtual meeting will enable more of our shareholders to attend and participate in the Annual Meeting since our shareholders can participate from any location around the world with Internet access. Virtual meetings provide expanded access, improved communication and cost savings for us and our shareholders.

Q:
How can I attend the Annual Meeting?

A:
The Annual Meeting will be conducted completely online via the Internet. You will be able to attend the Annual Meeting and submit your questions during the Annual Meeting by visiting meetnow.global/MWQJXHQ. You will also be able to vote your Common Shares online by attending the Annual Meeting via the Internet. To participate in the Annual Meeting, you will need the information included on the accompanying Proxy Statement, on your Proxy or on the instructions that accompanied the Proxy Materials. If you are a holder of record and you have misplaced your control number, please email the Company at drb@sachemcapitalcorp.com. We encourage you to access the Annual Meeting before the start time of 10:00 a.m. Eastern Daylight Time on July 9, 2025. If you plan to attend the Annual Meeting, we encourage you to log-in prior to the start time, leaving ample time for online check-in. Please follow the registration instructions as outlined in this Proxy Statement. We will have a support team ready to assist attendees with any technical difficulties they may have accessing or hearing the audio webcast of the meeting.
Q:
What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:
Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record.   If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to vote in person at the meeting or by Proxy.
Beneficial Owner.   If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in street name, and the Proxy Materials are being forwarded to you by your broker, bank, or nominee, which is considered, with respect to those shares, the shareholder of record. As the beneficial owner of shares, you are invited to attend the virtual Annual Meeting; however, you may not vote your shares at the Annual Meeting unless you obtain a written Proxy from your broker. You may vote your shares as described in the question below, “If I am a beneficial owner shareholder, how do I vote?”.
Q:
If I am a beneficial owner shareholder, how do I vote?

A:
If you are a beneficial owner of shares, you will receive instructions from your broker describing how to vote your shares. As a beneficial owner of your shares, you are entitled to direct your broker how to vote your shares. You may instruct your broker on how to vote by completing the voting instruction form provided to you by your broker. You may also vote by telephone or via the Internet if your broker makes such methods available, in which case applicable instructions will be provided to you by your broker. For further information, see the question below, “What is a broker non-vote?”

Q:
If I am a shareholder of record, how do I vote?

A:
If you are a shareholder of record, you may vote your shares via the Internet at www.envisionreports.com/SACH. You may also vote by touch-tone telephone from the United States by calling (800) 652-8683, or by completing, signing and dating the Proxy and returning the enclosed Proxy in the pre-paid envelope. In order to be valid and acted upon at the Annual Meeting, your proxy must be received before 11:59 p.m., Eastern Daylight Time, on July 8, 2025. Shares represented by Proxy will be voted at the Annual Meeting unless the Proxy is revoked at any time prior to the time at which the shares covered by Proxy are voted by: (i) timely submitting a Proxy with new voting instructions via the Internet or telephone; (ii) timely delivering a valid, later-dated executed Proxy; (iii) delivering a written notice of revocation that is received by our Corporate Secretary at Sachem Capital Corp., 568 East Main Street, Branford, Connecticut 06405, Attention: Corporate Secretary, by 11:59 p.m., Eastern Daylight Saving Time, on July 8, 2025; or (iv) voting at the virtual Annual Meeting by completing a ballot. The control number provided on your voting information form or Proxy is necessary to vote. Please review the materials provided to you and vote as soon as possible.

Q:
What is a broker non-vote?

A:
If your shares are held in “street name” (that is, held for your account by a broker, bank, or other nominee), you will receive voting instructions from your broker, bank, or other nominee. If you are a street name holder and your shares are registered in the name of a broker, the New York Stock Exchange (the “NYSE”) rules applicable to brokers who have record ownership of listed Company stock determine whether your broker may vote your shares in its discretion even if it does not receive voting instructions from you (so called “discretionary voting authority”).

A “broker non-vote” occurs when a broker submits a Proxy on behalf of a beneficial owner for a shareholder meeting but does not vote on a particular proposal because such broker does not have discretionary voting authority with respect to that proposal and has not received voting instructions from the beneficial owner. Broker non-votes, if any, will be included in the calculation of the number of shares considered to be present for the purpose of determining a quorum, but will not be counted in determining the number of votes cast on certain proposals.
Q:
Can I change my vote?

A:
Yes. If your shares are registered directly in your name, you may change your vote or revoke your Proxy by:

•
Delivering written notice of revocation to the Corporate Secretary at Sachem Capital Corp., 568 East Main Street, Branford, Connecticut 06405, Attention: Corporate Secretary;

•
Delivering a properly executed Proxy bearing a later date than the Proxy that you wish to revoke;

•
Submitting a later dated Proxy over the telephone or Internet in accordance with the instructions on the Proxy; or

•
Voting your shares electronically during the Annual Meeting.

If you are the beneficial owner of shares held through a broker, bank or other nominee, then you must follow the specific instructions, including applicable deadlines, provided to you by your broker, bank or other nominee to change or revoke any instructions you have already provided to your broker, bank or other nominee. If you have obtained a voter instruction form from your broker, bank or other nominee that holds your shares giving you the right to vote the shares, you may change your vote by attending the virtual Annual Meeting and voting electronically if you attach to your ballot a legal proxy from your broker, bank or other nominee saved as a PDF or image file.
Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of Proxy.
Q:
Who will count the votes?

A:
Computershare will serve as tabulator and inspector of election. In such capacity, Computershare will count and certify votes at the Annual Meeting.

Q:
Where can I find the voting results of the Annual Meeting?

A:
We will publish the voting results in a Current Report on Form 8-K to be filed with the SEC following the end of the Annual Meeting.

Q:
What happens if the Annual Meeting is adjourned?

A:
Unless a new record date is fixed, your proxy will continue to be valid pursuant to applicable law and may be used to vote our Common Shares at the adjourned Annual Meeting. You will still be able to change or revoke your Proxy until it is used to vote your shares.

Q:
Will my shares be voted if I do nothing?

A:
If you are a shareholder of record and do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. If you are a beneficial holder and do not instruct your broker, bank, or other nominee how to vote your shares, your broker will not be able to vote on your behalf without instruction as to any matter that is considered non-routine under the NYSE rules. For more information, please see “What is a broker non-vote?” in this Proxy Statement.

Proposal No. 1
ELECTION OF DIRECTORS
Five (5) directors are to be elected at the Annual Meeting. All directors hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified.
It is intended that votes pursuant to the enclosed Proxy will be cast for the election of the five (5) director nominees named below. If any such nominee should become unable or unwilling to serve as a director, the Proxyholder will vote for the election of an alternate candidate, if any, as shall be designated by the Board. The Board has no reason to believe that any of these nominees will be unable to serve if elected. Each nominee has consented to being named in this Proxy Statement and to serve if elected. All five (5) nominees are currently members of the Board. There are no family relationships among any of the executive officers or directors of the Company.
Our director nominees and their respective ages as of the Record Date are as follows:
Name	Age	Position
John L. Villano	64	Chairman of the Board, Chief Executive Officer and President
Leslie Bernhard(1)(4)	81	Director
Arthur L. Goldberg(2)(4)	86	Director
Brian A. Prinz(3)(4)	72	Director
Jeffery C. Walraven	56	Director and Interim Chief Financial Officer

(1)
Chair of the Compensation Committee (“Compensation Committee”).

(2)
Chair of the Audit Committee (“Audit Committee”).

(3)
Chair of the Nominating and Corporate Governance Committee (“Nominating and Corporate Governance Committee”).

(4)
Member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Set forth below is a brief description of the background and business experience of our director nominees:
John L. Villano, one of our founders, is Chairman of the Board, Chief Executive Officer and President. Mr. Villano is one of our founders. Mr. Villano was appointed as a director and Chairman of the Board, Co-Chief Executive Officer, Chief Financial Officer and Secretary in February 2017, immediately prior to our initial public offering. In November 2019, upon the resignation of his brother, Jeffrey C. Villano, he became our sole Chief Executive Officer and was appointed Treasurer in addition to his then current positions with the Company and resigned as Secretary. Mr. Villano served as our Chief Financial Officer until August 2022 and as our Treasurer until July 2022. He served as our Interim Chief Financial from May 2023 until June 2024. Mr. Villano has been designated as our principal executive officer. Mr. Villano is a certified public accountant and was engaged in the private practice of accounting and auditing for almost 30 years. His responsibilities include overseeing all aspects of our business operations, including loan origination and servicing, investor relations, brand development and business development. He is also responsible for all our accounting and financial matters. Mr. Villano holds a bachelor’s degree in accounting from the University of Rhode Island in 1982. We believe that Mr. Villano’s experience in managing our business since its inception and his professional background as a certified public accountant make him an important part of our management team and make him a worthy candidate to serve on the Board and to lead the Board as Chairman.
Leslie Bernhard was appointed as a director in February 2017. Ms. Bernhard brings extensive public company experience both as a member of C-level management and as a director of multiple corporations. In February 2024, Ms. Bernhard joined the board of directors of Sharplink Gaming Inc. (NASDAQ: SBET), an online technology company. In addition, since November 2023, she has been serving as the chairman of the board of Nexalin Technology, Inc. (NASDAQ: NXL), a company that designs and develops medical devices that utilizes bioelectronic medical technology. She served as an independent director of Milestone

Scientific Inc. (NYSE American: MLSS), a developer and manufacturer of medical and dental devices, from May 2003 until January 4, 2023 and as the non-executive chairman of the Milestone board of directors from October 2009 through January 4, 2023. She also served as interim chief executive officer of Milestone from October 2017 to December 2017. From 2007 through September 2018, Ms. Bernhard served as an independent director of Universal Power Group, Inc. (NYSE American: UPGI), a global supplier of power solutions, and as a consultant to Universal Power Group, Inc. from September 2018 to December 2020. In 1986, Ms. Bernhard co-founded AdStar, Inc., an electronic ad intake service to the newspaper industry taking it public in 1999 (NASDAQ: ADST), and served as its president, chief executive officer and executive director until 2012. Ms. Bernhard holds a BS Degree in Education from St. John’s University. We believe that Ms. Bernhard’s experience as an entrepreneur and her service as a director of other public corporations enable her to make important contributions to the Board.
Arthur L. Goldberg was appointed as a director in February 2017. He has been a private accounting and business consultant since April 2012. He has also held senior executive positions, including chief financial officer and chief operating officer, and served as a director of several public and private companies. From March 2011 through June 2015, he served as a director of Sport Haley Holdings, Inc., a manufacturer and distributor of sportswear and furniture. From January 2008 through March 2013, he served as a member of the board of directors of SED International Holdings, Inc. (OTC: SEDN), a distributor of consumer electronics. From January 2008 through March 2012, he served as the chief financial officer of Clear Skies Solar, Inc., an installer of solar panels. From January 2008 through June 2008, he served as the chief financial officer of Milestone Scientific, Inc. (NYSE American: MLSS), a developer and manufacturer of medical and dental devices. From June 1999 through April 2005, Mr. Goldberg was a partner with Tatum CFO Partners, LLP, which provided interim CFO staffing services for public and private companies. Mr. Goldberg is an attorney and a certified public accountant and holds a B.B.A. degree from the City College of New York, an M.B.A. from the University of Chicago and J.D. and LLM degrees from the New York University School of Law. Mr. Goldberg was selected as a director because of his experience as the senior executive, operations and financial officer of several public companies and because of his background in accounting and law. We believe that his background and experience provide the Board with a perspective on corporate finance matters. Given his financial experience, the Board has also determined that Mr. Goldberg qualifies as the Audit Committee financial expert, pursuant to Item 407(d)(5) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”).
Brian A. Prinz was appointed as a director in February 2017. He is currently retired and, since 2016, has been a member of the board of directors of Current, Inc., a leading manufacturer of laminated products including sheeting, tubes, rods, spacers and standoffs, as well as electrical grade laminates, a variety of carbon fiber products and other industrial products, which are used in various industries including construction, recreation, energy exploration and defense. From September 2022 to September 2023, Mr. Prinz served as a consultant to Current, Inc. Prior to that, from September 2001 to September 2022, he was the president and chief financial officer of Current, Inc., with which he was employed since 1976. Mr. Prinz graduated from Bryant College with a B.A. in 1976. We believe that his background and experience make him well qualified to serve as a member of the Board.
Jeffery C. Walraven was appointed as a director in August 2024 and Interim Chief Financial Officer in December 2024. Mr. Walraven brings to the Board experience in public company accounting, corporate capital markets and background in the real estate industry. Mr. Walraven is a co-founder and chief operating officer of Freehold Properties, Inc., a real estate investment trust (REIT) focused on specialty industrial and retail real estate, since its formation in May 2019. In addition, he has served as an independent director and member of the audit committee of Broad Street Realty, Inc. (OTCQX: BRST), a real estate company that owns, operates, develops, and redevelops primarily essential grocery-anchored shopping centers and mixed-use properties, since September 2023. From January 2014 to May 2019, Mr. Walraven served as executive vice president and chief financial officer of MedEquities Realty Trust, Inc. (formerly NYSE: MRT), a REIT specializing in healthcare properties. From July 2007 to June 2014, Mr. Walraven served as an assurance partner of BDO USA, LLP, an international accounting firm, and was appointed managing partner of BDO USA’s Memphis office in January 2013. Mr. Walraven is formerly a certified public accountant and graduated from Bob Jones University with a B.S. in Financial Management and from Clemson University with an M.P.A. in professional accountancy. We believe Mr. Walraven’s experience in public company accounting, corporate capital markets and background in the real estate industry make him well qualified to serve as a member of the Board.
The Board recommends a vote FOR the election of each director nominee, and Proxies that are signed and returned will be so voted,
unless otherwise instructed.
*  *  *  *  *

EXECUTIVE OFFICERS
The following table identifies our current executive officers:
Name	Age	Capacity in Which Served	In Current Position Since
John L. Villano(1)	64	Chairman of the Board, Chief Executive Officer and President(2)	2017
Jeffery C. Walraven(1)	56	Interim Chief Financial Officer	2024(3)

(1)
Biographical information for Messrs. Villano and Walraven is provided above.

(2)
From May 4, 2023 through June 5, 2024, Mr. Villano also held the position of Interim Chief Financial Officer.

(3)
Mr. Walraven was appointed to the position of Interim Chief Financial Officer in December 2024 upon the resignation of Nicholas M. Marcello, our former Chief Financial Officer.

Code of Ethics
We have adopted a code of ethics that applies to our directors, principal executive officer, principal financial officer and other persons performing similar functions. The Code of Ethics is posted on our web site at www.sachemcapitalcorp.com. We will also provide a copy of the Code of Ethics to any person without charge, upon written request addressed to our Corporate Secretary at our principal executive office located at 568 East Main Street, Branford, CT 06405. In addition, we intend to post on our website all disclosures that are required by law or the NYSE American LLC (the “NYSE American”) listing standards concerning any amendments to, or waivers from, any provision of our Code of Ethics.
Director Independence and Committees of the Board
The current members of the Board are John L. Villano, Leslie Bernhard, Arthur L. Goldberg, Brian A. Prinz and Jeffery C. Walraven. The Board has determined, in accordance with the NYSE American Company Guide (“NYSE Rules”), that: (i) Ms. Bernhard and Messrs. Goldberg and Prinz are independent and represent a majority of its members; and (ii) Ms. Bernhard and Messrs. Goldberg and Prinz, as the members of the Audit Committee, the Nominating and Corporate Governance Committee and Compensation Committee, are independent for such purposes. In determining director independence, the Board applies the independence standards set by NYSE American. In applying these standards, the Board considers all transactions with the independent directors and the impact of such transactions, if any, on any of the independent directors’ ability to continue to serve on the Board.
We have three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Members of each committee must also meet applicable independence tests of the NYSE American and SEC. In connection with this determination, each director and executive officer completes a questionnaire which requires disclosure of, among other topics: any transactions or relationships between any director or any member of his or her immediate family and the Company and its subsidiaries, affiliates, our independent registered public accounting firm or any advisors to the Compensation Committee; any transactions or relationships between any director or any member of his or her immediate family and members of the senior management of the Company or their affiliates; and any charitable contributions to not-for-profit organizations for which our directors or immediate family members serve as executive officers.
The Board has determined that each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee is made up entirely of independent directors as defined under the NYSE Rules. Mr. Goldberg is the chair of the Audit Committee and qualifies as an “audit committee financial expert” pursuant to Item 407(d)(5) of Regulation S-K; Ms. Bernhard is the chair of the Compensation Committee; and Mr. Prinz is the chair of the Nominating and Corporate Governance Committee. As members of the committees, independent directors meet without the presence of non-independent directors in executive session.

Audit Committee.   The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), oversees our accounting and financial reporting processes, internal systems of accounting and financial controls, relationships with auditors and audits of financial statements. Specifically, the Audit Committee’s responsibilities include the following:
•
selecting, hiring and terminating our independent auditors;

•
evaluating the qualifications, independence and performance of our independent auditors;

•
approving the audit and non-audit services to be performed by the independent auditors;

•
reviewing the design, implementation and adequacy and effectiveness of our internal controls and critical policies;

•
overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and other accounting matters;

•
with management and our independent auditors, reviewing any earnings announcements and other public announcements regarding our results of operations; and

•
preparing the report that the SEC requires in our annual proxy statement.

Compensation Committee.   The Compensation Committee assists the Board in determining the compensation of our executive officers and directors. The Compensation Committee is comprised entirely of directors who satisfy the standards of independence applicable to Compensation Committee members established under Section 16(b) of the Exchange Act. Specific responsibilities include the following:
•
approving the compensation and benefits of our executive officers;

•
reviewing the performance objectives and actual performance of our officers; and

•
administering our stock option and other equity and incentive compensation plans.

Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee assists the Board by identifying and recommending individuals qualified to become members of the Board. Specific responsibilities include the following:
•
evaluating the composition, size and governance of the Board and its committees and making recommendations regarding future planning and the appointment of directors to our committees;

•
establishing a policy for considering shareholder nominees to the Board;

•
reviewing our corporate governance principles and making recommendations to the Board regarding possible changes; and

•
reviewing and monitoring compliance with our Code of Ethics and insider trading policy.

During fiscal year 2024, the Board held sixteen meetings, including regularly scheduled meetings and special meetings. The Audit Committee held six meetings, the Compensation Committee held four meetings and the Nominating and Corporate Governance Committee held two meetings. The charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our website at www.sachemcapitalcorp.com/investor-relations/governance.
All directors attended or participated in at least 75% of the aggregate number of meetings of the Board and of the Board’s committees on which each applicable director served.
It is the Company’s policy that directors are encouraged to attend the Annual Meeting. All of our directors attended the Company’s 2024 annual meeting.
Audit Committee Report
The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee consists of three (3) members of the Board who meet the independence and experience requirements of NYSE American and the SEC.

The Audit Committee retains our independent registered public accounting firm and approves in advance all permissible non-audit services performed by them and other auditing firms. Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal control, the Audit Committee consults with management and our independent registered public accounting firm regarding the preparation of financial statements, the adoption and disclosure of our critical accounting estimates and generally oversees our relationship with our independent registered public accounting firm.
The Audit Committee has reviewed our audited financial statements for the year ended December 31, 2024 and met with management to discuss such audited financial statements. The Audit Committee has discussed with Baker Tilly, our independent accountants, the matters required to be discussed pursuant to applicable auditing standards. The Audit Committee has received the written disclosures and the letter from Baker Tilly required by the Public Company Accountant Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Baker Tilly its independence from us and our management. Baker Tilly had full and free access to the Audit Committee. Based on its review and discussions, the Audit Committee has recommended to the Board that our audited financial statements for the year ended December 31, 2024 be included in our Annual Report on Form 10-K for the year then ended for filing with the SEC.
AUDIT COMMITTEE:
Arthur L. Goldberg, Chairman
Leslie Bernhard
Brian A. Prinz
The above Audit Committee report is not deemed to be “soliciting material,” and is not “filed” with the SEC.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for recommending to the Board the director nominees for election at the annual meeting of shareholders each year and will consider director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate. The Nominating and Corporate Governance Committee may also take into consideration the number of Common Shares of Company stock held by the recommending shareholder and the length of time that such Common Shares have been held. To have a candidate considered by the Nominating and Corporate Governance Committee, a shareholder must submit the recommendation in writing containing the information specified in our Amended and Restated Bylaws, dated as of March 25, 2025 (“Bylaws”), regarding the proposing shareholder and the proposed nominee. See the section entitled “Shareholder Director Nomination and Other Shareholder Proposals for Presentation at the 2026 Annual Meeting Not Included in the 2026 Proxy Statement” below.
The information described above must be sent to the Company’s Corporate Secretary at 568 East Main Street, Branford, Connecticut 06405, on a timely basis to be considered by the Nominating and Corporate Governance Committee, within the time periods set forth in the “Shareholder Proposals” section below.
The Nominating and Corporate Governance Committee may also receive suggestions from current Company directors, executive officers or other sources, which may be either unsolicited or in response to requests from the Nominating and Corporate Governance Committee for such candidates. The Nominating and Corporate Governance Committee also, from time to time, may engage firms that specialize in identifying director candidates.
Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the Nominating and Corporate Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman or another member of the Nominating and Corporate Governance Committee may contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Nominating and Corporate Governance Committee may request information from the candidate, review the person’s accomplishments and qualifications and may conduct one or more interviews with the candidate. The Nominating and Corporate Governance Committee may consider all such information in light of information regarding any other candidates that the Nominating and Corporate Governance Committee might be evaluating for membership on the Board. In certain instances, the Nominating and Corporate Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Nominating and Corporate Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder.
Disclosure of Director Qualifications
The Board, acting through the Nominating and Corporate Governance Committee, is responsible for assembling for shareholder consideration a group of nominees that, taken together, have the experience, qualifications, attributes, and skills appropriate for functioning effectively as a board of directors.
The Nominating and Corporate Governance Committee believes that the minimum qualifications for service as a director are that a nominee possesses an ability, as demonstrated by recognized success in his or her business or professional field, to make meaningful contributions to the Board’s oversight of the business and affairs of the Company as well as a reputation of integrity and competence in his or her personal and professional activities. The Nominating and Corporate Governance Committee’s criteria for evaluating potential candidates include the following: (i) an understanding of the Company’s business, the markets in which it operates and culture; (ii) the possession of such knowledge, skills, expertise and diversity of experience that would enhance the Board’s ability to manage and direct the affairs and business of the Company; (iii) certain personal characteristics including integrity, competence, suitable professional training and experience, record of achievement, a reputation for collegiality, a history of constructive contribution to collective endeavors and (iv) the ability and commitment to devote sufficient time and energy to serve on the Board. Finally, the Nominating and Corporate Governance Committee seeks to include on the Board a complementary mix of individuals with diverse backgrounds, skills, experiences and perspectives that reflect the values of the community in which the Company operates and that will enable the Company to fully and properly serve its clients and the surrounding communities as well as address the business and social challenges that could arise in the course of the Company’s business activities.
Board Leadership Structure
John L. Villano has served as Chairman of the Board, co-Chief Executive Officer and Chief Executive Officer (upon the departure of Jeffrey C. Villano in November 2019) since taking office in February 2017. Our By-Laws give the Board the flexibility to determine whether the roles of Chairman of the Board and Chief Executive Officer should be held by the same person or by two separate individuals. Our Nominating and Corporate Governance Committee evaluates our leadership structure and determines the most appropriate structure based upon its assessment of the Company’s needs, strategy and long-term goals. The Board also considers specific circumstances that may arise from time to time as well as social and cultural issues that may arise in the course of the Company’s business. At this time, the Board has determined that having John L. Villano serve as both the Chairman of the Board and Chief Executive Officer is in the best interest of our shareholders. The Board believes this structure makes the best use of Mr. Villano’s extensive knowledge of our business, financial requirements, personnel, strategic initiatives and industry. It also fosters real-time communication between management and the Board.
Board Succession Planning and Governance Enhancement
Our Board continuously reviews our governance practices and updates them, as appropriate, based upon New York law (the state in which we are incorporated), NYSE American rules and listing standards, and SEC rules and regulations, as well as best practices suggested by recognized governance authorities.
As our business continues to evolve to serve our customers, it is imperative that our Board evolves as well. To this end, we undertook a robust Board succession planning and refreshment process, which was informed by feedback from our annual Board evaluation and discussions with our shareholders and our

Nominating and Corporate Governance Committee. As a result of this process, the Board appointed Jeffery Walraven in August 2024. Mr. Walraven is an experienced corporate leader with a passion for excellence. The Board is confident that his extensive experience with public real estate companies and his capital markets, accounting, and finance experience will be a strategic asset to our Board. In December 2024, Mr. Walraven was appointed as our Interim Chief Financial Officer upon the resignation of our then Chief Financial Officer, while the Board conducts a formal search process to identify and appoint a permanent Chief Financial Officer. In accordance with Section 803A(2)(a) of the NYSE Rules, the employment of a director as an executive officer on an interim basis will not disqualify that director from being considered independent following such employment, provided the interim employment did not last longer than one year. However, a director would not be considered independent while serving as an interim officer. The Board expects to identify and appoint a permanent Chief Financial Officer within a year and, at such time, Mr. Walraven will regain the qualification to serve as an independent director on the Board under NYSE Rules. As such, if reelected, Mr. Walraven is expected to be the fourth independent director on the Board upon the appointment of a permanent Chief Financial Officer. The Company’s slate of director nominees for election at the Annual Meeting includes Mr. Walraven, along with our other current Board directors John L. Villano, Leslie Bernhard, Arthur L. Goldberg and Brian A. Prinz.
The Board’s Oversight of Risk Management
The Board recognizes that all companies face a variety of risks, including credit risk, liquidity risk, strategic risk, and operational risk. The Board believes an effective risk management system will (1) timely identify the material risks that we face, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant Board committee, (3) implement appropriate and responsive risk management strategies consistent with our risk profile, and (4) integrate risk management into our decision-making. The Board encourages, and management promotes, a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations. The Board also continually works, with the input of management to assess and analyze the most likely areas of future risk to which we may be vulnerable.
Cybersecurity-Related Risks
We recognize the critical importance of maintaining the integrity, availability and security of our information systems. We take a holistic, multi-layered approach to addressing cybersecurity risks, supported by management and the Board. Our Board has ultimate oversight of cybersecurity risk but has delegated some oversight responsibilities to management as part of our enterprise risk management program. For further discussion of cyber security risk management, see Item 1C, Cybersecurity, of our Annual Report.
Communications with Directors
The Board has established a process to receive communications from shareholders. Shareholders and other interested parties may contact any member (or all members) of the Board, or the non-management directors as a group, any Board committee or any chair of any such committee by mail or electronically. To communicate with the Board, any individual director or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to Sachem Capital Corp., 568 East Main Street, Branford, Connecticut 06405, Attention: Corporate Secretary.
All communications received as set forth in the preceding paragraph will be opened by our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, our Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.
Trading Restrictions
All of our officers, directors and employees are subject to our insider trading policy, which prohibits trading in our securities while in possession of material nonpublic information about us. In addition, all trades by directors, a Named Executive Officer (as defined below) and certain other employees and consultants must be pre-approved by our designated chief compliance officer. Under this policy, those subject to the insider trading policy may not trade in options, warrants, puts and calls or similar instruments on Company securities or sell Company securities “short.”
Anti-Pledging Policy
All of our officers, directors and employees are subject to our anti-pledging policy, which prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan.
Equity Award Practice
The Compensation Committee generally approves annual grants to executive officers at a meeting that occurs during the first quarter following each fiscal year end. In addition to the annual grants, stock awards may be granted at other times during the year to new hires, employees receiving promotions, and in other special circumstances. We do not grant equity awards in anticipation of the release of material, nonpublic information or time the release of material, nonpublic information based on equity award grant dates, vesting events, or sale events. We have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation for our Named Executive Officers. During 2024, we did not grant stock options to our Named Executive Officers.
Clawback Policy
We have adopted a clawback policy for executive officers, in compliance with NYSE rules and SEC regulations. The Company’s clawback policy allows the Company to recoup the value of any erroneously awarded incentive compensation paid based wholly or partly on the attainment of performance conditions containing financial reporting measures, in the event that the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirements under securities laws. The clawback policy covers any erroneously awarded incentive compensation received during the three completed fiscal years preceding the date on which the Company is required to prepare such accounting restatement.

COMPENSATION OF DIRECTORS
The Board periodically reviews the type and form of compensation paid to our non-employee directors. Based on this review, the Board makes adjustments to the non-employee director compensation program in an effort to provide competitive compensation to our non-employee directors. For 2024, our Compensation Committee retained Farient Advisors, LLC (“Farient”) to provide it with information, recommendations, and other advice relating to director compensation.
Our non-employee director compensation plan, as amended on September 30, 2024 (the “Director Plan”), provides the following compensation for our non-employee directors:
•
effective January 1, 2024, each non-employee director receives cash compensation in the total amount of $90,000 per year, which amount is paid in equal quarterly installments of $22,500 on the first day of each calendar quarter (i.e., January 1, April 1, July 1, and October 1);

•
the additional cash compensation payable to the chairperson of each of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee remain unchanged as follows:

•
the chairperson of the Audit Committee receives an additional cash compensation of $7,500 per year, payable in equal quarterly installments of $1,875 on the first day of each calendar quarter (i.e., January 1, April 1, July 1, and October 1);

•
the chairperson of the Compensation Committee receives an additional cash compensation of $5,000 per year, payable in equal quarterly installments of $1,250 on the first day of each calendar quarter (i.e., January 1, April 1, July 1, and October 1);

•
the chairperson of the Nominating and Corporate Governance Committee receives an additional cash compensation of $2,500 per year, payable in equal quarterly installments of $625 on the first day of each calendar quarter (i.e., January 1, April 1, July 1, and October 1);

•
each non-employee director has the option to elect to receive an additional cash compensation of $20,000 payable in a lump sum (the “Cash Option”) or a grant of fully vested Common Shares with a grant date value of $20,000 based on the fair market value of our Common Shares on the date he or she is re-elected to serve on the Board; and

•
the non-employee director serving on our Loan Approval Committee receives an additional cash compensation of $10,000 per year, payable in equal quarterly installments of $2,500 on the first day of each calendar quarter (i.e., January 1, April 1, July 1, and October 1).

John L. Villano, an executive officer as well as a director, does not receive compensation in connection with his position as a member of the Board.
Jeffery C. Walraven, our Interim Chief Financial Officer and a director, does not receive any compensation for his Board service so long as he is serving as Interim Chief Financial Officer.

The following table provides compensation information for the year ended December 31, 2024 for each of the non-employee directors. The table excludes Mr. Villano, who is a Named Executive Officer of the company and did not receive any additional compensation for his service as a director in 2024. The compensation received by Mr. Villano during 2024 is set forth in the section of this Proxy Statement captioned “Executive Compensation — 2024 Summary Compensation Table.”
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards($)(2)	All Other Compensation	Total ($)
Leslie Bernhard	$131,560	—	—	$131,560
Arthur L. Goldberg	$134,060	—	—	$134,060
Brian A. Prinz	$136,560	—	—	$136,560
Jeffery Walraven(3)	$42,500	—	$31,250	$73,750

(1)
For the year ended December 31, 2024, each of Ms. Bernhard and Messrs. Goldberg, Prinz and Walraven chose the Cash Option upon their re-election to the Board at our 2024 Annual Meeting of Shareholders.

(2)
In 2024, no stock awards were issued to the non-employee directors.

(3)
Mr. Walraven was appointed to the Board on August 21, 2024. From August 21, 2024, through December 12, 2024, Mr. Walraven earned $42,500 in director compensation. Effective as of December 13, 2024, Mr. Walraven was appointed as our Interim Chief Financial Officer. In connection with his appointment, Mr. Walraven is compensated at the rate of $62,500 per month. Mr. Walraven’s appointment is on a month-to-month basis and can be terminated by either party as of the end of any calendar month at any time by giving notice to the other no later than the 15th day of that month. For the period from December 13, 2024 through December 31, 2024, Mr. Walraven earned $31,250 as our Interim Chief Financial Officer. Mr. Walraven continues to be a member of the Board, but did not receive any compensation for his Board service after he was appointed as our Interim Chief Financial Officer effective December 13, 2024. Mr. Walraven has resigned from the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board upon his appointment as our Interim Chief Financial Officer.

Executive Compensation
For our fiscal year 2024, we qualified as a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act, and as a result, we have elected to comply with certain scaled disclosure requirements applicable to smaller reporting companies with respect to certain portions of the executive compensation disclosure in this Proxy Statement.
Our Compensation Committee is responsible for the executive compensation programs for our executive officers and reports to our Board on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our Compensation Committee, often attends meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that our Chief Executive Officer does not make recommendations as to his own compensation. Our Compensation Committee reviews the Chief Executive Officer’s recommendations and relevant market data regarding executive compensation. Our Compensation Committee then makes recommendations to our Board regarding executive compensation without members of management present.
Our Compensation Committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. For 2024, our Compensation Committee retained Farient Advisors, LLC (“Farient”) to provide it with information, recommendations and other advice relating to executive compensation. Farient assisted in developing a group of peer companies to help us compare our executive officers’ compensation with compensation provided by the peers, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

2024 Summary Compensation Table
The following Summary Compensation Table sets forth the compensation earned by or paid to (1) our principal executive officer during the years ended December 31, 2024 and 2023 and (2) the individual who would have been the most highly compensated executive officer other than our principal executive officer but for the fact that the individual was not serving as an executive officer as of December 31, 2024, each of whom is qualified as a “Named Executive Officer” as defined in Item 402(m)(2) of Regulation S-K (the “Named Executive Officers”). Mr. Walraven was our most highly compensated executive officer as of December 31, 2024 (other than our principal executive officer), but his total 2024 compensation for serving as our Interim Chief Financial Officer did not exceed $100,000; therefore, he is not a Named Executive Officer for the year ended December 31, 2024.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
John L. Villano	2024	$750,000	$300,000	$506,712	$426,332(2)	$1,983,044
Chairman of the Board, President, Chief Executive Officer and Director	2023	$750,000	$337,500	$506,544	$114,392(3)	$1,708,436
Nicholas M. Marcello(4) Former Chief Financial Officer	2024	$249,520	$20,000	—	$16,599(5)	$286,119

(1)
Represents the grant date fair value of the restricted stock awards granted in 2024 and 2023. In each case, the amounts were determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 based on the closing price of our Common Shares on the date of grant. The value ultimately realized by the Named Executive Officers upon vesting of the awards may or may not be equal to this determined amount.

(2)
Represents (i) an auto allowance of $26,000 per annum, (ii) a one-time payment by the Company in the amount of $394,796 to cover the estimated tax liability for the restricted stock awards to Mr. Villano that vested in 2024, and (iii) reimbursements for insurance costs incurred totaling $5,536 pursuant to the terms of Mr. Villano’s employment agreement.

(3)
Represents (i) an auto allowance of $26,000 per annum and (ii) a one-time payment by the Company in the amount of $88,392 to cover the estimated tax liability for the restricted stock awards to Mr. Villano that vested in 2023.

(4)
Mr. Marcello served as our Chief Financial Officer from August 8, 2024 to December 10, 2024 and as our Interim Chief Financial Officer from June 5, 2024 to August 7, 2024.

(5)
Represents a one-time payment by the Company in the amount of $16,599 to cover the estimated tax liability for the restricted stock awards to Mr. Marcello that vested in 2024.

Narrative Disclosure to Summary Compensation Table
Employment Agreements
Employment Agreement with John L. Villano
In August 2016, in anticipation of our initial public offering, we entered into an employment agreement with John L. Villano. The material terms of Mr. Villano’s employment agreement are as follows.
•
Mr. Villano serves as our Chairman, Chief Executive Officer and President. He also served as our Interim Chief Financial Officer until June 2024.

•
The employment agreement has an initial term of five years commencing in February 2017 unless terminated earlier in accordance with his employment agreement. The employment agreement is automatically extended for subsequent one year periods on each anniversary date unless either party provides written notice not to renew at least 180 days before the next anniversary date, in which case the agreement will terminate on the next anniversary date.

•
In April 2022, Mr. Villano’s base salary was increased to $750,000 per annum, effective retroactive as of January 1, 2022.

•
Mr. Villano is entitled to incentive compensation in such amount as determined by the Compensation Committee of the Board in its sole discretion, based on our achievement of the financial performance goals set by the Board and capital transactions.

•
Mr. Villano has the right to participate in all retirement, pension, deferred compensation, insurance, and other benefit plans adopted and maintained by us for the benefit of employees and is entitled to additional compensation in an amount equal to the cost of any such benefit plan or program if he chooses not to participate.

•
Mr. Villano is indemnified to the full extent permitted by law against and for any claims, liabilities, losses, expenses and costs incurred that relate to any acts or omission taken in his capacity as an officer or director.

•
Mr. Villano is subject to a two-year non-competition covenant if his employment is terminated for “Cause” (as defined in his employment agreement).

•
In the event any payment to Mr. Villano is subject to an excise tax under the Internal Revenue Code of 1986, as amended (the “Code”), Mr. Villano will receive an additional amount equal to the amount of the excise tax and any other taxes (whether in the nature of excise taxes or income taxes) in order to put Mr. Villano in the same net after-tax position as if the payment were not subject to any excise tax.

Mr. Villano’s employment agreement provides that the Company may terminate his employment at any time with or without “Cause.” It also provides that his employment will terminate upon his death or disability. The employment agreement provides that Mr. Villano is not entitled to any severance if his employment is terminated by the Company for “Cause”. If Mr. Villano’s employment is terminated by the Company without “Cause,” due to Mr. Villano’s death or disability or if Mr. Villano resigns for “Good Reason” (as defined in the employment agreement, which includes a “change in control” of the Company), he is entitled to receive: (i) his annual base salary effective at the time of termination, (ii) prorated incentive compensation for the year of termination based on the number of months worked in such year, (iii) a lump sum payment equal to 4 times the sum of (x) his annual base salary effective as of the date of termination and (y) the highest incentive compensation paid to Mr. Villano during the most recent three calendar years prior to the date of termination; (iv) any deferred compensation and accrued vacation pay; (v) continuation for up to 12 months after termination of health and welfare and long-term disability benefits; (vi) any other compensation or benefits as may be provided under any plans or programs of the Company and (vii) full accelerated vesting of any stock options held by Mr. Villano.
Employment Arrangement with Nicholas M. Marcello
We entered into an employment arrangement with Nicholas M. Marcello, effective as of September 1, 2024, in connection with his appointment as the Chief Financial Officer of the Company. Mr. Marcello’s employment agreement provided for: (i) an annual base salary of $300,000; (ii) a one-time payment of $20,000; (iii) an annual time-based equity award with a value of $125,000, payable in restricted Common Shares, commencing on January 1, 2025 and on January 1st of each year thereafter; (iii) an annual cash bonus of up to 50% of his base salary, with the exact amount determined by the Compensation Committee of the Board; and (iv) eligibility to participate in the Company’s health insurance plan and the perquisites and other fringe benefits in accordance with our prevailing policy. Mr. Marcello resigned from his position as our Chief Financial Officer on December 10, 2024.
Letter Agreement with Jeffery C. Walraven
In December 2024, Jeffery C. Walraven was appointed as our Interim Chief Financial Officer. In connection with his appointment, the Company and Mr. Walraven entered into a Letter Agreement, dated December 13, 2024, pursuant to which Mr. Walraven receives compensation at the rate of $62,500 per month. Mr. Walraven provides service on a month-to-month basis and can be terminated by either party as of the end of any calendar month at any time by written notice to the other party no later than the 15th day of that month.

Executive Compensation Elements
The following describes the material terms of the elements of our executive compensation program during 2024.
2024 Base Salaries
Base salaries for our Named Executive Officers are initially established through arm’s-length negotiations at the time of the executive officer’s hiring, taking into account such executive officer’s qualifications, experience, the scope of the executive officers’ responsibilities, and competitive market compensation paid by other companies for similar positions within the industry and geography. Annual base salaries are intended to provide a fixed component of compensation to our Named Executive Officers, reflecting their skill sets, experience, roles, and responsibilities.
2024 Bonuses
For the year ended December 31, 2024, Mr. Villano was entitled to a “target bonus” of $375,000. On March 10, 2025, the Compensation Committee awarded Mr. Villano a bonus of $300,000 based on the Company’s performance for 2024, which was paid in one lump sum in 2025.
Mr. Marcello received a one-time payment of $20,000 in connection with his appointment as the Chief Financial Officer.
Equity Compensation
We maintain the Sachem Capital Corp. 2016 Equity Compensation Plan, under which we may grant equity awards to our directors, employees (including our Named Executive Officers), and consultants.
In February 2023, Mr. Villano received a grant of 130,890 shares of restricted stock (based on the closing price of $3.82 per share of Common Share on February 16, 2023). Such restricted stock award vests in three equal installments on each of January 1, 2024, 2025 and 2026, subject to Mr. Villano’s continued service with the Company on the vesting date; provided that such restricted stock award will become fully vested if Mr. Villano’s employment is terminated without “Cause” or due to resignation for “Good Reason”.
In March 2024, Mr. Villano received a grant of 111,857 shares of restricted stock (based on the closing price of $4.53 per share of Common Share on March 19, 2024). Such restricted stock award vests in three equal installments on each of January 1, 2025, 2026, and 2027, subject to Mr. Villano’s continued service with the Company on the applicable vesting date; provided that the restricted stock award will become fully vested become fully vested if Mr. Villano’s employment is terminated without “Cause” or due to resignation for “Good Reason”.
Retirement Plan
The Company maintains the Sachem Capital Corp. 401(k) Profit Sharing Plan (the “401(k) Plan”). All employees who meet the participation criteria are eligible to participate in the 401(k) Plan. Under the terms of the 401(k) Plan, the Company is obligated to contribute 3% of a participant’s compensation to the 401(k) Plan.
Employee Benefits and Perquisites
Our Named Executive Officers are eligible to participate in our health and welfare plans to the same extent as all full-time employees generally.
We also provide our Named Executive Officers with term life insurance and disability insurance at our expense as we do for all of our full-time employees. Except for the benefits provided to Mr. Villano under his employment agreement, we do not provide our Named Executive Officers with any other significant perquisites or other personal benefits.

Outstanding Equity Awards at Fiscal Year-End 2024
The following table sets forth information concerning outstanding equity awards to the Named Executive Officers as of December 31, 2024.
		Stock Awards
Name	Grant Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
John L. Villano	4/5/2022	32,808 (2)	44,291
	2/17/2023	87,260(2)	117,801
	3/19/2024	111,857(2)	151,007

(1)
Calculated based on the closing price of our Common Shares of $1.35 per share on December 31, 2024.

(2)
One-third of each restricted stock award vests on January 1st of the first three years following the grant date, subject to Mr. Villano continued service with the Company. Unvested shares may not be transferred, sold, pledged, hypothecated or assigned, and are subject to forfeiture.

Pay Versus Performance Table
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid to our principal executive officer (“PEO”) and our other Named Executive Officers (“Non-PEO Named Executives”) and certain financial performance of the Company for each of the fiscal years ended December 31, 2024, 2023, and 2022 as a smaller reporting company.
Year (a)	Summary Compensation Table Total for PEO(1) (b)	Compensation Actually Paid to PEO(2) (c)	Average Summary Compensation Table Total for Non-PEO Named Executives(3) (d)	Average Compensation Actually Paid to Non-PEO Named Executives(2) (e)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(4) (f)	Net Income (g)
2024	$1,983,044	$1,189,510	$286,119	$271,373	$44.35	$(39,570,938)
2023	$1,708,436	$1,887,537	—	—	$81.16	$15,899,153
2022	$1,524,990	$1,202,148	$314,998	$284,758	$65.41	$20,908,651

(1)
For each year shown, the PEO was John L. Villano. The values reflected in this column represent the “Total” compensation set forth in the Summary Compensation Table (“SCT”) on page 16 above.

(2)
Compensation actually paid (“CAP”) is defined by the SEC and is computed in accordance with Item 402(v) of Regulation S-K as follows:

Adjustments to Determine CAP to the PEO	2024	2023	2022
Total Compensation in the Summary Compensation Table	$1,983,044	$1,708,436	$1,524,990
Deduction for Amounts Reported under the “Stock Awards” Column in the Summary Compensation Table	$(506,712)	$(506,544)	$(500,000)
Deduction for Amounts Reported under “Option Awards” Column in the Summary Compensation Table	—	—	—
Add the fair value as of the end of the covered fiscal year of all awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$151,007	$489,529	$324,803

Adjustments to Determine CAP to the PEO	2024	2023	2022
Add the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$(286,963)	$42,061	$(152,278)
Add for awards that are granted and vest in the same year, the fair value as of the vesting date	—	—	—
Add the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year	$(254,330)	$40,814	$(76,139)
Deduction for any awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year	—	—	—
Add the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	$103,464	$113,242	$80,772
Total Adjustments	$(793,534)	$179,101	$(322,842)
CAP to the PEO	$1,189,510	$1,887,537	$1,202,148

Adjustments to Determine CAP to the other Non-PEO Named Executives	2024	2023	2022
Total Average Compensation in the Summary Compensation Table	$286,119	—	$314,998
Deduction for Amounts Reported under the “Stock Awards” Column in the Summary Compensation Table	—	—	$(30,240)
Deduction for Amounts Reported under “Option Awards” Column in the Summary Compensation Table	—	—	—
Add the fair value as of the end of the covered fiscal year of all awards granted during the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year	—	—	—
Add the amount equal to the change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year	$(6,373)	—	—
Add for awards that are granted and vest in the same year, the fair value as of the vesting date	$(11,983)	—	—
Add the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value (whether positive or negative) of any awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied at the end of or during the covered fiscal year	—	—	—
Deduction for any awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered fiscal year, the amount equal to the fair value at the end of the prior fiscal year	—	—	—

Adjustments to Determine CAP to the other Non-PEO Named Executives	2024	2023	2022
Add the dollar value of any dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	$3,610	—	—
Total Adjustments	$(14,746)	$—	$(30,240)
CAP to the other Non-PEO Named Executives	$271,373	$—	$284,758

(3)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Non-PEO Named Executives as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the Non-PEO Named Executives in each applicable year are as follows: (i) for 2024, Nicholas M. Marcello, our former Chief Financial Officer; (ii) for 2023, we did not have any Non-PEO Named Executives; and (iii) for 2022, John E. Warch and William C. Haydon, our former Chief Financial Officer and former Chief Investment Officer, respectively.

(4)
The amounts reported represent the measurement period value of an investment of $100 in our Common Shares on December 31, 2021, and then valued again on December 30, 2022 (the last trading day of the 2022 fiscal year); December 29, 2023 (the last trading day of the 2023 fiscal year); and December 31, 2024 (the last trading day of the 2024 fiscal year ) based on the closing price per share of our Common Shares as of such dates and assuming the reinvestment of dividends.

Relationship Between Compensation Actually Paid and Financial Performance Measures
The relationship between the CAP to our PEO and to our Non-PEO Named Executives, with (i) our cumulative total shareholder return (“TSR”), and (ii) our net income, in each case, for the fiscal years ended December 31, 2024, 2023, and 2022 is described as follows:
From 2022 to 2024, the CAP to our PEO decreased by $12,638, or 1.1%, from $1,202,148 to $1,189,510. From 2022 to 2024, the CAP to our Non-PEO Named Executives decreased by $13,385, or 4.7%, from $284,758 to $271,373. We did not have any Non-PEO Named Executives in 2023. From 2022 to 2024, the Company’s TSR decreased by approximately 32.2% from $65.41 to $44.35 based on an investment of $100 in our Common Shares on December 31, 2021 and then valued again on the last trading day of the fiscal year 2022 as compared to 2024, and our net income decreased by approximately 289.3%, from net income of $20,908,651 in 2022 to a net loss of $39,570,938 in 2024.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors, and greater than ten percent (10%) shareholders are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act.
To the best of the Company’s knowledge, based solely on review of the copies of such forms furnished to the Company, or written representations that no other forms were required, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% shareholders pursuant to Section 16(a) of the Exchange Act were complied with during the year ended December 31, 2024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
During the years ended December 31, 2024 and 2023, the daughter of our Chief Executive Officer was paid $191,520 and $192,346, respectively, for internal audit and compliance services provided to us.
In December 2024, Jeffery C. Walraven, a member of the Board, was appointed Interim Chief Financial Officer of the Company. In connection with his appointment, we entered into an agreement pursuant to which he has been compensated at the rate of $62,500 per month. His appointment is on a month-to-month basis and can be terminated by either party as of the end of any calendar month at any time by giving notice to the other no later than the 15th day of that month. He will continue to be a member of the Board, but will not receive any compensation for his Board service so long as he is serving as Interim Chief Financial Officer. However, he has resigned as a member of the Audit, Compensation and Nominating and Corporate Governance Committees of the Board.
We have adopted a policy that prohibits any transaction between us and a related party unless the terms of that transaction are no less favorable to us than if we had entered into the same transaction with an unrelated party and the transaction is approved by our Audit Committee or other independent committee of the Board, in the case where it is inappropriate for our Audit Committee to review such a transaction due to a conflict of interest.
Other than as disclosed above, since the beginning of our last fiscal year, there have been no related person transactions, nor any currently proposed related person transactions, between the Company and any Company director or executive officer or any member of the immediate family of any of the foregoing persons in which the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest, nor that would be reportable under SEC rules or regulations.
Security Ownership of Certain Beneficial Owners
The following table, together with the accompanying footnotes, sets forth information, as of the April 30, 2025, regarding stock ownership of all persons known by us to own beneficially more than 5% of our outstanding Common Shares including our Named Executive Officers, all directors, and all directors and officers as a group:
Name of Beneficial Owner(1)	Number of Common Shares Beneficially Owned(2)	Percentage of Class(3)
Executive Officers and Directors
John L. Villano(4)	1,803,156	3.81%
Leslie Bernhard(5)	8,250	*
Arthur L. Goldberg(6)	56,628	*
Brian A. Prinz(6)	401,118	*
Nicholas M. Marcello(7)	15,042	*
Jeffery C. Walraven(8)	20,000	*
All officers and directors as a group (5 persons)	2,304,194	4.87%

*
Less than 1%.

(1)
Unless otherwise provided, the address of each of the individuals above is c/o Sachem Capital Corp., 568 East Main Street, Branford, CT 06405.

(2)
A person is deemed to be a beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options and warrants or conversion of convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not held by any other person) and that are exercisable or convertible within sixty (60) days have been exercised or converted. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the Common Shares shown as beneficially owned.

(3)
All percentages are determined based on 47,310,139 Common Shares outstanding as of April 30, 2025.

(4)
Includes 118,201 restricted Common Shares which are subject to vesting including: (i) 80,916 shares vesting on January 1, 2026; and (ii) 37,285 shares vesting on January 1, 2027. Also includes 6,827 Common Shares owned by Mr. Villano’s wife. Mr. Villano disclaims ownership of the 6,827 Common Shares owned by his wife for the purposes of section 13(d) or 13(g) of the Exchange Act.

(5)
Includes 4,250 restricted Common Shares which are subject to vesting including: (i) 1,500 shares vesting on each of September 7, 2025 and 2026; and (ii) 1,250 shares vesting on October 13, 2025.

(6)
Includes 19,250 restricted Common Shares which are subject to vesting including: (i) 1,500 shares vesting on each of September 7, 2025 and 2026; (ii) 1,250 shares vesting on October 13, 2025, and (iii) 5,000 shares vesting on each March 10, 2026, 2027 and 2028.

(7)
Resigned from his position as our Chief Financial Officer on December 10, 2024.

(8)
Includes 15,000 restricted Common Shares which are subject to vesting in 5,000 shares increments on each of March 10, 2026, 2027, and 2028.

Proposal No. 2
ADVISORY APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS
Baker Tilly has been our independent auditor since 2024. Their audit report appears in our Annual Report. One or more representatives of Baker Tilly is expected to be at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from our shareholders.
Selection of the independent accountants is not required to be submitted to a vote of our shareholders for advisory approval. In addition, the Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. The Audit Committee expects to appoint Baker Tilly to serve as independent auditors to conduct an audit of our accounts for the 2025 fiscal year. However, the Board is submitting this matter to our shareholders as a matter of good corporate practice. If the shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will take that into consideration when deciding whether to retain Baker Tilly and may retain that firm or another without re-submitting the matter to the shareholders. Even if shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in our and our shareholders’ best interests.
The Board recommends a vote FOR this proposal, and Proxies that are signed and returned will be so voted, unless otherwise instructed.
*   *   *   *   *
Independent Registered Public Accounting Firm Fees and Other Matters
Effective November 18, 2024, our Audit Committee engaged Baker Tilly to replace Hoberman & Lesser CPA’s, LLP (“Hoberman”) as our principal accounting firm. The aggregate fees billed by our principal accounting firms for the years ended December 31, 2024 and 2023 are as follows:
	2024	2023
Audit fees(1)	$388,958	$232,250
Audit-Related Fees	—	—
Tax Fees(2)	70,800	—
All other fees	—	—
Total fees	$459,758	$232,250

(1)
Fees for services related to the audit of the Company’s consolidated financial statements, quarterly reviews of the Company’s unaudited interim consolidated financial statements, and consultation on significant accounting matters of $330,000 and $232,250, respectively, for 2024 and 2023, fees in connection with the Company’s registration statements and comfort letters for offerings in 2024 and 2023 of $31,500 and $0, respectively, and fees and expenses in 2024 and 2023 of $17,458 and $0, respectively.
(2)
Fees associated with tax compliance, advice, and planning.

In 2024, the audit fees include aggregate audit and financial statement review fees from Baker Tilly and Hoberman. These fees include fees for professional services rendered for the audit of our annual financial statements and the review of financial statements included in our reports on Form 10-Q or services that are normally provided in connection with statutory and regulatory filings and fees related to registration statements. The tax fees include tax compliance, advice, and planning from Baker Tilly.
In 2023, the audit fees include fees for professional services rendered by Hoberman. These fees include fees for professional services rendered for the audit of our annual financial statements and the review of financial statements included in our reports on Form 10-Q or services that are normally provided in connection with statutory and regulatory filings.
Audit Committee Pre-Approval Policy
The Audit Committee charter provides that the Audit Committee will pre-approve audit services and non-audit services to be provided by our independent auditors before they are engaged to render these services. The Audit Committee may consult with management in the decision-making process but may not delegate this authority to management. The Audit Committee may delegate its authority to pre-approve services to one or more committee members, provided that the designees present the pre-approvals to the full committee at the next committee meeting. All audit and non-audit services performed by the independent accountants must be pre-approved by the Audit Committee to assure that such services do not impair the auditors’ independence from us.
Proposal No. 3
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
General
We are providing our shareholders with the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of the Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act.
The Compensation Committee reviews and recommends the compensation and benefits payable to our officers, reviews general policy matters relating to employee compensation and benefits and administers our Plan and other incentive compensation arrangements.
As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the Board (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board (or any committee thereof). However, management and the Compensation Committee and Board value the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when making future executive compensation decisions.
OUR BOARD RECOMMENDS THAT YOU VOTE “FOR”
THE FOLLOWING ADVISORY RESOLUTION:
RESOLVED, that the compensation paid to the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the disclosure under the compensation tables and accompanying narrative disclosure, and any related material disclosed in this Proxy Statement, is hereby approved.

The Board recommends a vote FOR this proposal and proxies that are signed and returned will be so voted, unless otherwise instructed
*   *   *   *
Proposal No. 4
APPROVAL OF THE SACHEM CAPITAL CORP. 2025 OMNIBUS INCENTIVE PLAN
We are asking shareholders to approve the Sachem Capital Corp. 2025 Omnibus Incentive Plan (the “2025 Plan”).
We have previously awarded equity compensation under the Sachem Capital Corp. 2016 Equity Compensation Plan (the “Prior Plan”). The Prior Plan will expire October 27, 2026, but as of April 28, 2025, there were only 436,762 Common Shares available for issuance under the Prior Plan. On April 28, 2025, our Board, at the recommendation of the Compensation Committee, approved the 2025 Plan, subject to approval by our shareholders at the Annual Meeting. If shareholders approve the 2025 Plan, it will become effective on the date of the 2025 Annual Meeting (the “Effective Date”) and no further awards will be made under the Prior Plan as of the Effective Date. For avoidance of doubt, the 436,762 Common Shares available for issuance under the Prior Plan will no longer be issuable upon receiving shareholder approval of the 2025 Plan. The term of the 2025 Plan will expire on July 9, 2035. Outstanding awards under the Prior Plan will remain outstanding and subject to the terms of the Prior Plan and the respective award agreements, until the vesting, expiration or lapse of such awards in accordance with their terms.
Approval of the 2025 Plan is intended to enable us to continue granting stock-based incentive awards, which our Board believes is a critical element of our compensation program and vital to our continued ability to attract and retain skilled people in our competitive industry. We use stock-based awards to align the financial interests of award recipients with those of our shareholders. We believe that providing an equity stake in the future success of our business encourages and motivates award recipients to strive to achieve our business goals and to increase shareholder value.
Rational for 2025 Plan Approval
Equity is an important element of compensation. We believe that having a sufficient number of shares available for grant to our employees as part of our equity compensation is a critical element of our overall compensation approach. Approval of the 2025 Plan helps to ensure that long-term equity incentives aligned with Company performance measures are available to employees and NEOs.
Given that there were only 436,762 Common Shares available for issuance under the Prior Plan as of April 28, 2025, if this proposal is not approved by our shareholders, we generally will not be able to continue to issue stock-based incentive compensation to our directors, employees, consultants and other service providers subject to certain exceptional circumstances such as inducement awards for new hires. As a result, we would lose an important compensation tool that enables us to compete for, incentivize and retain employees, directors and consultants. If this proposal is not approved by our shareholders, we believe our ability to attract and retain key talent in the competitive market for human capital would be significantly and negatively impacted, and this could affect our long-term success. In assessing this proposal, we encourage you to consider these factors and the potential negative impact on the Company if the 2025 Plan is not approved. Accordingly, we believe approving the 2025 Plan is in the best interest of our shareholders, and the Board unanimously recommends approval of the 2025 Plan.
We have determined the size of the 2025 Plan taking into account a range of factors, including our historical equity grant practices as well as anticipated future needs of our business. Based on current information and assumptions about our future business and strategic actions, we have sized the 2025 Plan in terms of share availability with the objective that it be sufficient for our needs for the next three to five years of equity awards. The exact rate at which we use shares under the 2025 Plan may be more or less than our anticipated future usage and will depend upon various unknown factors, such as market price of our Common Shares, participation levels, long-term incentive award mix and vehicles, and forfeiture rates.

Information Regarding 2025 Plan Share Reserve and Outstanding Awards Under Prior Plan
The 2025 Plan provides for the issuance of up to 2,936,762 Common Shares pursuant to awards granted under the 2025 Plan, plus shares underlying any awards under the 2025 Plan and under the Prior Plan that are forfeited, canceled or otherwise terminated (other than by exercise).
As of April 28, 2025, 436,762 Common Shares remained available for issuance under the Prior Plan. No equity awards have been granted under the Prior Plan since March 10, 2025, and we will not grant any additional awards under the Prior Plan if the 2025 Plan is approved by our shareholders.
The table below shows all awards granted under the Prior Plan that were outstanding as of April 28, 2025. There are no outstanding equity awards relating to our Common Shares granted under any other equity plan.
Total Outstanding Awards	420,558
Total shares underlying outstanding options	—
Weighted average exercise price of outstanding options (includes options that were previously subject to performance conditions)	—
Weighted average remaining contractual life of outstanding options	—
Total unvested shares	420,558
Total shares available for grant	436,762
As of April 28, 2025, the closing price of our Common Shares as reported on the NYSE American was $1.05 per share. Based solely on the closing price of our Common Shares as reported by the NYSE American on April 28, 2025 and the maximum number of shares that would have been available for awards as of such date under the 2025 Plan of 2,936,762, the maximum aggregate market value of the Common Shares that could potentially be issued under the 2025 Plan is $3,083,600.
Best Practices
We recognize the dilutive impact of stock-based incentive awards on our shareholders. We strive to balance the impact of dilution with our need to attract and retain talent. As such, we have incorporated a number of shareholder-friendly practices into the 2025 Plan, including the following:
•
No Liberal Share Recycling.   Shares retained by or delivered to the Company to pay the exercise price or purchase price of any awards, shares delivered to or withheld by the Company to pay withholding taxes related to any awards, and unissued shares resulting from the settlement of stock appreciation rights (“SARs”) in stock will all count against the 2025 Plan’s share reserve. Additionally, shares purchased by the Company in the open market using the proceeds of option exercises would not become available for issuance as future awards under the 2025 Plan.

•
No Repricing of Stock Options or Stock Appreciation Rights Without Shareholder Approval.   The 2025 Plan prohibits, without shareholder approval, actions to reprice, replace, or repurchase options or SARs when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.

•
No Tax Gross-ups.   The 2025 Plan does not provide for any tax gross-ups. The Company will no longer provide tax gross-ups with respect to any equity awards, including the awards granted under the 2025 Plan, as a general practice.

•
No Accelerated Vesting Outside of Death or Disability.   The administrator only has discretionary to accelerate vesting of awards in circumstances involving a Participant’s death or disability.

•
Limits on Non-Employee Director Compensation.   The 2025 Plan includes a limit of $500,000 on the combined value of equity awards and cash compensation provided to any non-employee director in any fiscal year.

•
No Discounted Stock Options or Stock Appreciation Rights.   Stock options and SARs must be granted with an exercise price equal to or greater than the fair market value of our Common Shares on the grant date (except in the case of assumptions or substitutions of equity awards occurring in connection with a corporate transaction).
•
No Evergreen Provision; Shareholder Approval Required for Additional Shares.   The 2025 Plan does not contain an annual “evergreen” provision that provides for automatic increases in the number of Common Shares authorized for issuance under the 2025 Plan. The 2025 Plan authorizes a fixed share reserve. Therefore, we must obtain shareholder approval to increase the 2025 Plan’s share reserve.

•
No Dividends on Unearned Performance-Vesting Awards.   The 2025 Plan prohibits the payment of dividends or dividend equivalent rights on unearned performance-vesting awards.

•
No Transferability.   With limited exceptions, awards may not be transferred other than by will or the laws of descent and distribution.

•
Clawback.   All awards granted under the 2025 Plan are subject to the Company’s clawback policies, pursuant to which the Company may recoup or seek reimbursement for erroneously awarded incentive compensation to executive officers and employees.

•
No Automatic Grants.   The 2025 Plan does not provide for “reload” or other automatic grants to participants.

Dilution, Burn Rate, and Equity Overhang
The following table sets forth information regarding historical awards granted in 2022, 2023, and 2024, and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted average number of Common Shares outstanding for that year, for each of the last three fiscal years (in thousands):
Share Element	2022	2023	2024
Stock options granted	—	—	—
Time-based full-value awards granted	164	196	213
Total awards granted(1)	164	196	213
Weighted average Common Shares outstanding during the fiscal year	38,000	44,000	47,000
Annual burn rate	0.43%	0.44%	0.45%
Three-year average burn rate(2)			0.44%

(1)
Total Awards Granted represents the sum of Stock Options Granted and Full-Value Awards Granted.

(2)
As illustrated in the table above, our three-year average burn rate for the 2022 – 2024 period was 0.44%, which is below the ISS industry category burn rate threshold of 4.43%.

Shares Subject to the 2025 Plan
The number of Common Shares authorized for issuance under the 2025 Plan is 2,936,762. The number of Common Shares underlying any awards that are forfeited, canceled or otherwise terminated, other than by exercise, under the 2025 Plan and our Prior Plan, will be added back to the number of Common Shares available for issuance under the 2025 Plan. Shares tendered or held back upon exercise of a stock option or settlement of an award under the 2025 Plan or our Prior Plan to cover the exercise price or tax withholding and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof, will not be added back to the number of Common Shares available for issuance under the 2025 Plan. In addition, Common Shares repurchased on the open market will not be added back to the number of Common Shares available for issuance under the 2025 Plan. All share amounts authorized under the 2025 Plan will be subject to adjustment for stock splits and other changes in the Company’s capitalization. The shares issued pursuant to awards granted under the 2025 Plan may be shares that are authorized and unissued or issued shares that were reacquired by the Company. Subject to adjustments for stock splits and other changes in the Company’s capitalization, the aggregate number of Common Shares that may be issued pursuant to the exercise of incentive stock options (“ISOs”) granted under the 2025 Plan is 2,936,762.

The plan administrator may issue awards in settlement or assumption of, or in substitution for, outstanding awards in connection with the Company or its subsidiary acquiring another entity, an interest in another entity or an additional interest in another entity in connection with a merger, stock purchase, asset purchase or other form of transaction, and the Common Shares underlying such awards will not be counted against the share limit. Additionally, to the extent permitted by the rules of the stock exchange on which our Common Shares are listed, available shares under a shareholder approved plan of an acquired company, as appropriately adjusted to reflect such acquisition, may be used for awards under the 2025 Plan without reducing the 2025 Plan share reserve.
Certain Plan Terms and Conditions
The summary of the 2025 Plan provided herein sets forth the principal features of the 2025 Plan. This summary does not purport to be a complete description of all of the provisions of the 2025 Plan. It is qualified in its entirety by reference to the full text of the 2025 Plan, a copy of which is attached as Appendix A to this proxy statement.
General.   The 2025 Plan permits the Company to issue stock options (non-qualified options and ISOs), SARs, restricted stock, restricted stock units, dividend equivalent rights and other equity and cash awards.
Eligibility.   Employees, non-employee directors and consultants of the Company and any parent or subsidiary entities would be eligible to receive awards under the 2025 Plan. As of April 28, 2025, we had approximately 27 employees and 4 non-employee directors who could be eligible to be selected to receive awards under the 2025 Plan. Such persons are eligible to participate in the 2025 Plan on the basis that such participation provides an incentive, through ownership of our Common Shares, to continue in service to us and any parent and subsidiary entities, and to help us compete effectively with other enterprises for the services of qualified persons.
Limit on Awards to Directors.   The 2025 Plan includes a limit of $500,000 on the combined value of equity awards and cash compensation provided to any non-employee director in any fiscal year.
Share Reserve.   The maximum number of Common Shares that may be issued pursuant to the 2025 Plan is described above under the heading “Shares Subject to 2025 Plan.”
Administration.   Generally, the Compensation Committee will administer the 2025 Plan, unless the Board elects to administer the 2025 Plan. Subject to the terms of the 2025 Plan, the administrator may determine and interpret the terms and conditions of awards, select the employees, directors and consultants who will receive awards, determine the exercise price of any options, the number of shares subject to awards, the vesting schedule and exercisability of awards, whether and when an award vests and performance goals are achieved, adjustments to performance goals or results to take into account changes in law or other extraordinary or unforeseeable, nonrecurring or infrequently occurring circumstances, the restrictions on transferability of awards and the form of consideration payable upon exercise or settlement of an award. The Board or the Compensation Committee may also delegate any or all of its powers and duties under the 2025 Plan to a subcommittee of directors or to one or more officers or employees of the Company, provided that such delegation does not violate applicable law or result in the loss of an exemption under Rule 16b-3(d)(1) of the Securities Exchange Act of 1934. Any such delegation will include a limitation as to the number of Common Shares underlying awards that may be granted during the period of delegation and will contain guidelines for determining the exercise price and vesting criteria of such awards.
Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2025 Plan prohibits repricing of any outstanding stock option or SAR awards without the prior approval of our shareholders. Specifically, without prior approval of our shareholders, the Company may not (a) reduce the per share exercise price of an option or base amount of a SAR, (b) cancel, surrender, replace or otherwise exchange any outstanding option or SAR where the fair market value of the Common Shares underlying such option or SAR is less than its per share exercise price or base amount for a new stock option or SAR, another award, cash, shares or other securities or (c) take any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the our Common Shares are listed or quoted.

Stock Options.   The 2025 Plan will allow for the grant of non-qualified stock options and ISOs as defined in Section 422 of the Code. ISOs may be granted only to employees. Non-qualified stock options may be granted to employees, directors and consultants. The exercise price of all options granted under the 2025 Plan must at least be equal to the fair market value of our Common Shares on the date of grant (except in the case of assumptions or substitutions of stock options occurring in connection with a corporate transaction), and the term of an option granted under the 2025 Plan may not exceed ten years, except that with respect to any employee who owns more than 10% of the voting power of all classes of our outstanding capital stock or any parent or subsidiary corporation as of the grant date, the term of an ISO must not exceed five years, and the exercise price must equal at least 110% of the fair market value on the grant date. After the service of an employee, director or consultant terminates, the option may be exercised, to the extent vested, for the period of time specified in the option agreement. However, an option may not be exercised later than the expiration of its term.
Stock Appreciation Rights (SARs).   The 2025 Plan will allow for the grant of SARs. SARs allow the recipient to receive the appreciation in the fair market value of our Common Shares between the date of grant and the exercise date. The administrator will determine the terms of SARs, including when such rights become exercisable and whether to pay the increased appreciation in cash or with our Common Shares, or a combination thereof, except that the base appreciation amount for the cash or shares to be issued pursuant to the exercise of an SAR will be no less than 100% of the fair market value per share on the date of grant (except in the case of assumptions or substitutions of SARs occurring in connection with a corporate transaction) and an SAR will not have a term of more than 10 years. After the continuous service of an employee, director or consultant terminates, the SAR may be exercised, to the extent vested, for the period of time specified in the SAR agreement. However, an SAR may not be exercised later than the expiration of its term.
Restricted Stock Awards.   The 2025 Plan will allow for the grant of restricted stock. Restricted stock awards are our Common Shares that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of restricted Common Shares granted to any employee, director or consultant. The administrator may impose whatever conditions on vesting it determines to be appropriate. For example, the administrator may set restrictions based on the achievement of specific performance goals. Shares of restricted stock that do not vest are subject to forfeiture.
Restricted Stock Units.   The 2025 Plan will allow for the grant of restricted stock units. Restricted stock units are awards that result in payment to a recipient at the end of a specified period if applicable vesting criteria established by the administrator are achieved or the award otherwise becomes eligible for settlement. The administrator may impose whatever conditions to vesting, or restrictions and conditions to settlement, that it determines to be appropriate. The administrator may establish vesting conditions or restrictions based on the achievement of specific performance goals or on the continuation of service or employment. Payments of earned restricted stock units may be made in our Common Shares, cash or a combination thereof.
Dividends and Dividend Equivalents.   Dividends may be credited with respect to restricted stock awards, and dividend equivalents may be credited with respect to other awards (other than stock options, SARs, and restricted stock). However, with respect to awards subject to performance-based vesting conditions, participants are not entitled to receive any such credited dividends or dividend equivalents unless and until the award upon which the dividend or dividend equivalent is based vests. The Compensation Committee may determine to pay such dividends or dividend equivalent rights in cash or to convert into additional awards.
Other Awards.   The 2025 Plan also provides for the issuance of other awards relating to the Company’s Common Shares (including shares or share-based awards that are not subject to vesting conditions or other restrictions) and cash-based awards.
Terms of Awards.   Subject to the terms of the 2025 Plan, the administrator will determine the provisions, terms, and conditions of each award including, but not limited to, the award vesting schedule, forfeiture provisions, form of payment (cash, shares, or other consideration) upon settlement of the award, payment contingencies, and satisfaction of any performance criteria. Subject to compliance with applicable tax and other laws, awards under the 2025 Plan may be deferred pursuant to any deferred compensation plan or program that we may adopt.

Performance Goals.   The 2025 Plan allows for vesting, payment, settlement and other entitlements with respect to awards to be subject to items or events that contain vesting or other terms that relate to performance-based conditions. Such performance-based conditions may be based on (by way of example and not as an exhaustive list) one of, or combination of the following: return on equity (gross or net), earnings per share, return on gross or net assets, return on gross or net revenue, pre- or after-tax net income, earnings before or after interest, taxes, depreciation or amortization, earnings before interest, taxes and amortization, operating income, revenue growth, consolidated pre-tax earnings, net or gross revenues, net earnings, cash flow, enterprise value, fleet in-market availability, safety criteria, environmental criteria, revenue growth, cash flow from operations, return on sales, earnings per share from continuing operations, diluted or basic, earnings from continuing operations, net asset turnover, capital expenditures, income before income taxes, gross or operating margin, return on total assets, return on invested capital, return on investment, return on revenue, market share, economic value added, cost of capital, expense reduction levels, cost or expense management, stock price, productivity, customer satisfaction, employee satisfaction, or total shareholder return.
Performance goals may be expressed in absolute or relative terms and may be expressed in terms of a progression within a specified range. Performance criteria would be defined in the administrator’s discretion and may include or exclude any or all of the following or other items: effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non‑operating items; acquisition expenses; and effects of divestitures.
Clawback.   The 2025 Plan and all awards granted under the 2025 Plan would be subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee of the Board, may adopt or amend either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to awards. Any such policy may subject a participant’s awards and amounts paid or realized with respect to awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.
Transferability of Awards.   Incentive stock options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the award recipient, only by the award recipient. Awards other than incentive stock options will be allowed to be transferred (i) by will or by the laws of descent and distribution, (ii) during the lifetime of the award recipient, to the extent and in the manner authorized by the administrator, but only to the extent such transfers are made in accordance with applicable laws to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the award recipient and (iii) as otherwise expressly permitted by the administrator and in accordance with applicable laws.
Certain Adjustments.   Subject to any required action by the Company’s shareholders, applicable laws and the change in control provisions as discussed below, (i) the number and kind of shares or other securities or property covered by any outstanding award, (ii) the number and kind of shares that have been authorized for issuance under the 2025 Plan, (iii) the exercise price, base amount or purchase price of any outstanding award and (iv) any other terms that the administrator determines require adjustment, will be proportionately adjusted for: (A) any increase or decrease in the number of issued shares of our Common Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, or similar transaction affecting the shares; (B) any other increase or decrease in the number of issued shares of our Common Shares effected without receipt of consideration by the Company; (C) any other transaction with respect to the shares of our Common Shares, including any distribution of cash, securities or other property to shareholders (other than a normal cash dividend), a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), a “corporate transaction” as defined in Section 424 of the Code or any similar transaction, or (D) any change in the capital structure or business of the Company or other corporate transaction that would be considered an “equity restructuring” within the meaning of

ASC 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to awards with respect to such event were discretionary or otherwise not required. Such adjustments to outstanding awards will be effected in a manner that is intended to preclude the enlargement or diminution of rights and benefits under such awards. Except as the administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, will affect, and no adjustment will be made with respect to, the number or price of shares of our Common Shares subject to an award.
Changes in Control.   In the event of a change in control, if the Company is the surviving entity or if the surviving or acquiring corporation assumes outstanding awards or substitutes similar awards (the “Continued, Assumed or Substituted Awards”), such awards will remain governed by their respective terms; provided, that (a) if, as of the change in control, the awards are subject to vesting conditions relating to items or events other than continuous service (for example performance-based vesting conditions), such vesting conditions shall be deemed to have been satisfied at the “target” performance level (or, if the applicable performance period has been completed as of the date of the change in control, at the performance level achieved based on actual performance) and the Continued, Assumed or Substituted Awards will remain subject to any vesting conditions based on continuous service, without proration, and (b) if on, or within 24 months following, the date of the change in control, the participant’s continuous service is terminated by the Company or a related entity without “cause”, the Continued, Assumed or Substituted Awards held by the participant that were not then vested (and, with respect to Options and SARs, exercisable) will immediately become fully vested and, if applicable, exercisable.
In the event of a change in control, if the Company is not the surviving entity and the surviving entity (or a parent entity thereof) does not assume or substitute awards, the holders of such awards are entitled to the benefits provided for Continued, Assumed or Substituted Awards as of the date of the change in control, to the same extent as if the holder’s continuous service had been terminated by the Company without cause as of the date of the change in control. The Compensation Committee may provide that each award that is vested (or vests) as of the change in control will be canceled in exchange for a payment in an amount equal to (a) the fair market value per share subject to the award immediately prior to the change in control over the exercise or base price (if any) per share subject to the award multiplied by (b) the number of shares granted under the award. If the fair market value per share subject to an option or SAR immediately before the change in control is less than the exercise or base price per share of such award, such awards will be cancelled for no consideration.
A change in control means, generally, (a) the acquisition by any person of one-third or more of the voting power of all classes of capital stock entitled to vote, (b) the current members of our Board, or their approved successors, cease to be a majority of the Board within any 24-month period, (c) a reorganization, merger, consolidation or sale or disposition of all or substantially all of our assets, unless our shareholders hold one-third or more of the voting power of the resulting company, no person owns 50% or more of the voting power of all classes of capital stock entitled to vote (except to the extent such ownership existed prior to the corporate transaction and at least a majority of the current members of our remain members of the Board following the corporate transaction, or (d) the voluntary or involuntary liquidation, dissolution or winding up of the Company.
Notwithstanding the above, the following events generally will not constitute a change in control: (a) unless otherwise determined by the Compensation Committee, (i) a merger or consolidation of the Company as the result of which the Company becomes subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (or a subsidiary of such an entity) and the Company’s shares outstanding immediately prior to the relevant transaction(s) continue to represent, or are converted into or exchanged for voting securities that represent, immediately following such transaction(s), at least 50%, by voting power, of the surviving or resulting entity or (ii) a Board approved financing of the Company for capital raising purposes, (b) a transaction with its primary purpose being to change the jurisdiction of the Company’s incorporation, or (c) to the extent necessary to avoid the imposition of taxes or penalties under IRC Section 409A, a transaction is not a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation promulgated pursuant to Section 409A of the Code.

Plan Amendments and Termination.   The 2025 Plan will have a term of ten years unless we terminate it sooner. In addition, our Board has the authority to amend, suspend or terminate the 2025 Plan, subject to shareholder approval in the event such approval is required by law. Upon expiration of the term, no further awards may be granted under the 2025 Plan. No amendment, suspension or termination of the 2025 Plan or any award shall materially adversely affect the rights under any outstanding award without the holder’s written consent. However, an amendment that may cause an incentive stock option to become a non-qualified stock option or the administrator considers necessary or advisable to comply with applicable laws will not be treated as materially adversely affecting the rights under any outstanding award.
Certain Interests of Directors and Officers.   In considering the recommendation of the Board with respect to the approval of the 2025 Plan, shareholders should be aware that, as discussed above and below, directors and officers are eligible to receive awards under the 2025 Plan. The Board recognizes that approval of this proposal may benefit our directors and officers and their successors.
New Plan Benefits
Awards under the 2025 Plan, if approved by shareholders, would be discretionary and no specific determination has been made as to the grant or allocation of awards under the 2025 Plan. Therefore, at this time the benefits that may be received by the Company’s employees, directors, consultants or other service providers under the 2025 Plan are not presently determinable.
Accordingly, in lieu of providing information regarding benefits that will be received under the 2025 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during 2024: each Named Executive Officer; all current executive officers as a group; all current directors who are not executive officers as a group; each nominee for election as a director; and all employees, including current officers who are not executive officers, as a group.
	Stock Awards
Name and Position	Dollar Value ($)(1)	Number of Awards (#)
John L. Villano, Chairman of the Board, President, Chief Executive Officer and Director	506,712	111,857
All current executive officers, as a group	506,712(2)	111,857
All current directors who are not executive officers, as a group	—(2)	—
All employees who are not executive officers, as a group	321,180(2)	101,000

(1)
The valuation of stock awards is based on the grant date fair value computed in accordance with FASB ASC Topic 718.

(2)
Represents the aggregate grant date fair value for the group.

Certain U.S. Federal Tax Consequences
The following is a summary of U.S. federal taxes applicable to awards that may be provided under the 2025 Plan and the disposition of shares acquired pursuant to the exercise or settlement of such awards, based on provisions of the Code and the regulations thereunder in effect on the date of this proxy statement. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local, and payroll tax considerations. This summary assumes that all awards described in the summary are exempt from, or comply with, the requirements of Section 409A of the Code. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant.
Non-Qualified Stock Options.   The grant of a non-qualified stock option under the 2025 Plan generally will not result in any U.S. Federal income tax consequences to the award recipient or to the Company. Upon exercise of a non-qualified stock option, the award recipient is generally subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. For employees, this income is generally subject to withholding for U.S. Federal income and employment tax purposes. The Company (or a subsidiary) generally is entitled to an income tax deduction in the amount of the income recognized by the award recipient, subject to possible limitations imposed by Section 162(m) or Section 280G of the Code. Any gain or loss on the award recipient’s subsequent disposition of our Common Shares will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.
Incentive Stock Options.   The grant of an incentive stock option under the 2025 Plan will not result in any U.S. Federal income tax consequences to the award recipient or to the Company. An award recipient recognizes no U.S. Federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the award recipient has held the Common Shares. If the award recipient does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the award recipient will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.
If the award recipient fails to satisfy either of the foregoing holding periods, the award recipient must recognize ordinary income in the year of the disposition, which is referred to as a “disqualifying disposition.” The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, may be entitled to a deduction equal to the amount of ordinary income recognized by the award recipient, subject to possible limitations imposed by Section 162(m) and Section 280G of the Code.
The “spread” under an incentive stock option — i.e., the difference between the fair market value of the shares at exercise and the exercise price — is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If an award recipient’s alternative minimum tax liability exceeds such award recipient’s regular income tax liability, the award recipient will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the award recipient must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.
Stock Appreciation Rights.   Recipients of SARs generally should not recognize income until such rights are exercised, assuming there is no ceiling on the value of the right and Section 409A of the Code does not apply. Upon exercise, the award recipient will normally recognize taxable ordinary income for U.S. Federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such exercise. For employees, this income is generally subject to withholding for U.S. Federal income and employment tax purposes. The Company (or a subsidiary) generally is entitled to an income tax deduction in the amount of the income recognized by the award recipient, subject to possible limitations imposed by Section 162(m) or Section 280G of the Code. Award recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.
Restricted Stock.   Restricted stock will generally subject the recipient to ordinary compensation income on the excess of the amount paid for such shares of stock, if any, over the fair market value of the shares on the date that the restrictions lapse. For employees, this income is generally subject to withholding for U.S. Federal income and employment tax purposes. The Company (or a subsidiary) generally is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) and Section 280G of the Code. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.
Recipients of restricted stock may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock shares are granted, the amount equal to the excess of the amount paid for such shares, if any, over the fair market value of the shares on the date of grant. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock awards are granted.
The Company (or a subsidiary) generally will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the award recipient, subject to possible limitations imposed by Section 162(m) and Section 280G of the Code.
Restricted Stock Units.   Recipients of restricted stock units generally should not recognize income until such units are converted into cash or shares of stock unless Section 409A of the Code applies. Upon conversion, the award recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such conversion. For employees, this income is generally subject to withholding for U.S. Federal income and employment tax purposes. The Company (or a subsidiary) generally is entitled to an income tax deduction in the amount of the income recognized by the award recipient, subject to possible limitations imposed by Section 162(m) or Section 280G of the Code. Award recipients will recognize gain upon the disposition of any shares received upon settlement of the restricted stock units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.
Other Stock-Based and Cash-Based Awards.   Upon receipt of share-based awards, generally the value of shares and amount of cash received will be taxable as ordinary income to the participant. Upon receipt of cash in settlement of a cash-based award, a participant generally will recognize ordinary income equal to the cash received, and the Company (or a subsidiary) generally will be allowed a corresponding federal income tax deduction at that time, subject to potential deduction limitations under Sections 162(m) and 280G of the Code.
Dividends and Dividend Equivalents.   Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend and dividend equivalent payments received with respect to such awards, which income is subject to withholding for U.S. federal income and employment tax purposes. The Company (or a subsidiary) generally is entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Sections 162(m) or 280G of the Code and so long as the Company withholds the appropriate taxes with respect to such income, if required, and the individual’s total compensation is deemed reasonable in amount.
Compliance with Section 409A of the Code.   To the extent applicable, it is intended that the 2025 Plan and any grants made under the 2025 Plan will comply with or be exempt from the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the participants. The 2025 Plan and any grants made under the 2025 Plan will be administered and interpreted in a manner consistent with this intent.
The foregoing is only a summary of the U.S. Federal income tax consequences of 2025 Plan transactions, and is based upon U.S. Federal income tax laws in effect on the date of this proxy statement. Reference should be made to the applicable provisions of the Code. This summary does not purport to be complete, and does not discuss the tax consequences of an award recipient’s death or the tax laws of any municipality, state or foreign country to which the award recipient may be subject.

Equity Compensation Plan Information
The following table provides information as of December 31, 2024 regarding Common Shares that may be issued under our equity compensation plans, consisting of our Prior Plan.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted Average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)) (c)
Equity compensation plans approved by security holders:	—	—	784,262(1)
Equity compensation plans not approved by security holders:	—	—	—
Total	—	$—	784,262

(1)
As of December 31, 2024, there were 784,262 shares available for grant under the Plan.

Vote Required
The affirmative vote of a majority of the holders of Common Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for the approval of the 2025 Plan.
The Board recommends a vote FOR this proposal, and Proxies that are signed and returned will be so voted, unless otherwise instructed.
*   *   *   *   *
MISCELLANEOUS
Annual Report to Shareholders
A copy of our Annual Report is being mailed concurrently with this Proxy Statement to shareholders entitled to notice of and to vote at the Annual Meeting. Our Annual Report is not incorporated into this Proxy Statement and will not be deemed to be solicitation material. A copy of our Annual Report is available without charge from our website at www.sachemcapitalcorp.com/investor-relations/financials/annual-reports. Our Annual Report is also available in print to shareholders without charge and upon request, addressed to Sachem Capital Corp., 568 East Main Street, Branford, Connecticut 06405, Attention: Corporate Secretary.
Solicitation of Proxies
The Board is making this solicitation of Proxies and the entire cost of the solicitation of Proxies will be borne by the Company. Proxies may be solicited by directors, officers and administrative personnel of the Company, without extra compensation, by telephone, telegraph, mail or personal interview. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred for mailing Proxies and Proxy Materials to the beneficial owners of its Common Shares.
In connection with the engagement of Georgeson LLC by the Company as a proxy solicitor, the Company anticipates that certain employees of Georgeson LLC may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are shareholders of the Company for the purpose of assisting in the solicitation of proxies for the Annual Meeting. Approximately 25 employees of Georgeson LLC will solicit holders of the Common Shares in connection with the Annual Meeting. The Company expects to pay Georgeson LLC a fee of $13,500 for its services in connection with the solicitation of proxies for the Annual Meeting.

Shareholder Proposals for Next Annual Meeting pursuant to Rule 14a-8 of the Exchange Act
Shareholders who intend to have a proposal considered for inclusion in our Proxy Materials for presentation at our 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) pursuant to Rule 14a‑8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 568 East Main Street, Branford, Connecticut 06405, in writing not later than January 23, 2026, which is 120 days before the one-year anniversary date on which this Proxy Statement was mailed to our shareholders in connection with this Annual Meeting, and must otherwise comply with the rules promulgated by the SEC.
If the date of the 2026 Annual Meeting is changed by more than 30 days from the anniversary date of this Annual Meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials for the 2026 Annual Meeting. In such an event, we expect to issue a press release announcing such change and take reasonable steps necessary to inform other relevant parties of the change including intermediaries in the proxy process.
Shareholder Director Nomination and Other Shareholder Proposals for Presentation at the 2026 Annual Meeting Not Included in 2026 Proxy Statement.
Under our Bylaws, written notice of shareholder nominations to the Board or any other business proposed by a shareholder that is not to be included in the 2026 Proxy Statement pursuant to the notice provisions in Article II, Section 10 of our Bylaws (the “Proposal Notice”), must be delivered to our Corporate Secretary at our offices at 568 East Main Street, Branford, Connecticut 06405, not later than close of business on the 90th day nor earlier than 120th days prior to the one-year anniversary date of this Annual Meeting. Accordingly, any shareholder who wishes to have a nomination or other business considered at the 2026 Annual Meeting, but not included in the 2026 Proxy Statement, must deliver the Proposal Notice (containing the information specified in our Bylaws) to the Corporate Secretary between March 11, 2026 and April 20, 2026. However, if the date of the 2026 Annual Meeting is earlier by more than 30 days or delayed by more than 60 days from the one-year anniversary date of this Annual Meeting, the Proposal Notice must be delivered to our Corporate Secretary not earlier than the close of business on the 120th day prior to the 2026 Annual Meeting and not later than the close of business on the later of: (i) the 90th day prior to the 2026 Annual Meeting; or (ii) the 10th day following public announcement by the Company of the date of the 2026 Annual Meeting.
Shareholder Solicitation of Proxies in Support of Director Nominees Other Than Company Nominees.
In addition to satisfying the provisions in our Bylaws relating to nominations of director candidates, including the deadline for written notices, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees), which notice must be postmarked or transmitted electronically our Corporate Secretary at our offices at 568 East Main Street, Branford, Connecticut 06405, no later than 60 calendar days prior to the anniversary date of this Annual Meeting (for the 2026 Annual Meeting of Shareholders, no later than May 10, 2026. However, if the date of the 2026 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 days prior to the date of the 2026 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by the Company.
Householding of Annual Meeting Materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement and Annual Report may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either or both documents to you if you call or write to us at the following address or phone number: 568 East Main Street, Branford, Connecticut 06405, (203) 433-4736, Attention: Corporate Secretary. If you want to receive separate copies of the Annual Report and Proxy Statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.
Cautionary Note Regarding Forward-Looking Statements
This Proxy Statement contains historical information, as well as forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) that involve known and unknown risks and relate to, among other things, future events, projections, financial guidance, legislative or regulatory developments, strategy or growth opportunities, our future financial performance, our projected business results, or our projected capital expenditures. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, the reader can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “targets,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Any forward-looking statement speaks only as of the date of this Proxy Statement, and the Company undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties, many of which are beyond our control. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. Our Annual Report, filed March 31, 2025, can be found on the Company’s website at www.sachemcapitalcorp.com/investor-relations/financials/annual-reports, and discusses risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in this Proxy Statement.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO SUBMIT YOUR VOTE VIA THE INTERNET, TELEPHONE OR MAIL AS SOON AS POSSIBLE SO THAT YOUR COMMON SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS.
IF BY MAIL, PLEASE DATE, SIGN AND RETURN THE PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.
By order of the Board
John L Villano, CPA
Chairman of the Board
Branford, Connecticut
April 30, 2025

APPENDIX A
SACHEM CAPITAL CORP.
2025 OMNIBUS INCENTIVE PLAN
Date Approved by Board of Directors:
Date Approved by Shareholders:
1.   Purposes of the Plan.   The purposes of the Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company.
2.   Definitions.   The following definitions shall apply as used herein and in the individual Award Agreements, except as defined otherwise in an individual Award Agreement. If a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.
(a)   “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(b)   “Applicable Laws” means the requirements applicable to the Plan and Awards under (i) any U.S. or non-U.S. federal, state or local law, statute, ordinance, rule, regulation or published administrative guidance or position, (ii) the rules of any stock exchange or national market system and (iii) generally accepted accounting principles or international financial reporting standards.
(c)   “Award” or “Awards” means any Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit, or Other Award.
(d)   “Award Agreement” means any written or electronic agreement or other instrument evidencing the grant of an Award, including any amendments thereto. Each Award Agreement is subject to the terms and conditions of the Plan.
(e)   “Beneficial Ownership” has the meaning defined in Rule 13d-3 under the Exchange Act.
(f)   “Board” means the Board of Directors of the Company.
(g)   “Cause” means, with respect to the termination by the Company or a Related Entity of a Participant’s Continuous Service, unless provided otherwise in the Participant’s Award Agreement, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Participant and the Company or such Related Entity, or, in the absence of such then-effective written agreement and definition, the Participant’s:
(i)   conviction of, or agreement to a plea of nolo contendere to, a felony, or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary;
(ii)   conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise;
(iii)   willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company;
(iv)   breach of duty of loyalty to the Company or a Subsidiary or other act of fraud or dishonesty with respect to the Company or a Subsidiary; or
(v)   violation of the Company’s code of conduct.
(h)   “Change in Control” means the occurrence of any of the following events after the Effective Date:
(i)   the acquisition by any Person of Beneficial Ownership of securities possessing more than one-third of the total combined voting power of the Company’s then outstanding securities;

provided, however, that for purposes of this Subsection (i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition by the Company; (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Related Entity; or (3) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of Subsection (ii) below;
(ii)   consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (each, a “Corporate Transaction”), in each case, unless, following such Corporate Transaction, (A) all or substantially all of the individuals and entities that had Beneficial Ownership of the Company’s outstanding securities immediately prior to such Corporate Transaction have Beneficial Ownership, directly or indirectly, of more than one-third of the value of the then outstanding equity securities and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company’s then outstanding equity securities and the combined voting power of the then outstanding voting securities, (B) no Person (excluding any employee benefit plan or related trust of the Company, a Related Entity or a corporation or other entity resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership of the Company existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation (or other governing board of a non-corporate entity) resulting from such Corporate Transaction were members of the Incumbent Board (as defined in Subsection (iii)) at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction;
(iii)   within any 24-month period, individuals who, as of the date the Plan was adopted, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director after the date the Plan was adopted whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least 3/4 of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iv)   the voluntary or involuntary liquidation, dissolution or winding up of the Company.
Notwithstanding the foregoing, a transaction (or series of transactions) will not constitute a Change in Control under (i)  – (iv) above if:
(A)   unless otherwise determined by the Committee, it occurs by virtue of (1) any merger or consolidation of the Company with or into another entity as the result of which both (x) the Company becomes subject to, or the Company becomes a wholly-owned subsidiary of an entity that is subject to, the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and (y) in which the shares of capital stock of the Company outstanding immediately prior to the relevant transaction(s) continue to represent, or are converted into or exchanged for voting securities that represent, immediately following such transaction(s), at least 50%, by voting power, of the voting securities of (I) the surviving or resulting entity or (II) if the surviving or resulting entity is a wholly owned subsidiary of another entity immediately following such transaction, the direct or indirect parent entity of such surviving or resulting entity or (2) a financing of the Company for capital raising purposes that is approved by the Board;

(B)   its primary purpose is to change the jurisdiction of the Company’s incorporation; or
(C)   to the extent necessary to avoid the imposition of taxes or penalties under Section 409A, it is not a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5).
(i)   “Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder.
(j)   “Committee” means the Compensation Committee of the Board, or a committee of two or more directors designated by the Board to administer the Plan. Once appointed, the Committee shall continue to serve in its designated capacity until otherwise directed by the Board or the Committee.
(k)   “Company” means Sachem Capital Corp., a corporation organized under the laws of the State of New York, or any successor corporation.
(l)   “Consultant” means any natural person and other permitted recipients under the Applicable Laws (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.
(m)   “Continuous Service” means that the provision of services to the Company and any Related Entities in any capacity as an Employee, Director or Consultant is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company or any Related Entity in any capacity as an Employee, Director or Consultant or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity as an Employee, Director or Consultant (in each case, except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave or any other authorized personal leave. For purposes of an Incentive Stock Option, if such leave exceeds three months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then, solely for purposes of determining whether the Option qualifies as an Incentive Stock Option, employment will be deemed terminated on the first day immediately following such three-month period and the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the date that is three months and one day following such deemed termination of employment.
(n)   “Director” means a non-employee member of the Board or the board of directors or board of managers of any Related Entity.
(o)   “Disability” means such term (or word of like import) as defined under the long-term disability policy of the Company or the Related Entity to which a Participant provides services regardless of whether the Participant is covered by such policy. If the Company or the Related Entity to which the Participant provides services does not have a long-term disability policy in place, “Disability” means that the Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period of not less than 90 consecutive days. A Participant will not be considered to have incurred a Disability unless the Participant furnishes proof of such impairment sufficient to satisfy the Committee in its discretion.
(p)   “Dividend Equivalent Right” means an Award entitling a Participant to compensation measured by dividends paid to shareholders with respect to Shares.
(q)   “Effective Date” means the date on which the Plan becomes effective as set forth in Section 12.
(r)   “Employee” means any employee of the Company or any Related Entity.
(s)   “Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.
(t)   “Fair Market Value” means, as of any date, the value of a Share determined as follows:

(i)   if the Shares are listed on one or more established stock exchanges or national market systems, the closing sales price during regular trading hours for a Share (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported);
(ii)   if the Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, the closing sales price for a Share as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value shall be the mean between the high bid and low asked prices for a Share on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported); or
(iii)   in the absence of an established market for the Shares of the type described in (i) and (ii) above, the Fair Market Value shall be determined by the Committee in good faith and in a manner consistent with Applicable Laws.
(u)   “Incentive Stock Option” means any Option designated and qualified as an incentive stock option within the meaning of Section 422 of the Code.
(v)   “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.
(w)   “Option” means an option to purchase Shares granted under the Plan.
(x)   “Other Award” means an entitlement to Shares or cash (other than an Option, SAR, Dividend Equivalent Right, Restricted Stock, or Restricted Stock Unit) granted under the Plan that may or may not be subject to restrictions upon issuance, as established by the Committee, including, without limitation, unrestricted Shares and deferred stock units.
(y)   “Parent” means a “parent corporation,” whether now or hereafter existing, of the Company, as defined in Section 424(e) of the Code.
(z)   “Participant” means an Employee, Director or Consultant who receives an Award under the Plan (and any permitted transferee of an Award or Shares).
(aa)   “Performance Goal” has the meaning set forth in Section 6(c).
(bb)   “Person” means any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act).
(cc)   “Plan” means this Sachem Capital Corp 2025 Omnibus Incentive Plan, as may be amended, modified or restated from time to time.
(dd)   “Prior Plan” means the Sachem Capital Corp. 2016 Equity Compensation Plan, as may be amended from time to time.
(ee)   “Post-Termination Exercise Period” means, with respect to an Option or SAR, the period commencing on the Termination Date and ending on the date specified in the Award Agreement during which the vested portion of the Option or SAR may be exercised.
(ff)   “Related Entity” means any (i) Parent or Subsidiary and (ii) other entity controlling, controlled by or under common control with the Company.
(gg)   “Restricted Stock” means Shares issued under the Plan to the Participant for such consideration, if any, and subject to specified restrictions on transfer, forfeiture provisions and other specified terms and conditions.
(hh)   “Restricted Stock Unit” means a right granted under the Plan entitling the Participant to receive the value of one Share in cash, Shares or a combination thereof.
(ii)   “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act.

(jj)   “SAR” means an Award entitling the recipient to receive Shares (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of the Shares on the date of exercise over the exercise price of the SAR multiplied by the number of Shares with respect to which the SAR shall have been exercised.
(kk)   “Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
(ll)   “Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder.
(mm)   “Share” means a share of the common stock of the Company.
(nn)   “Subsidiary” means any corporation in which the Company owns, directly or indirectly, at least 50% of the total combined voting power of all classes of stock, or any other entity (including partnerships and joint ventures) in which the Company owns, directly or indirectly, at least 50% of the combined equity thereof; provided, however, that for purposes of determining whether any individual may be a Participant for purposes of any grant of an Incentive Stock Option, “Subsidiary” shall have the meaning ascribed to such term in Section 424(f) of the Code.
(oo)   “Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any Parent or Subsidiary corporation.
(pp)   “Termination Date” means the date of termination of a Participant’s Continuous Service, subject to Section 7(c)(ii).
3.   Shares Subject to the Plan.
(a)   Share Reserve.   Subject to Section 10, the maximum number of Shares that may be issued pursuant to all Awards is 2,936,762 Shares. For purposes of this limitation, the Shares underlying any awards under the Plan and under the Prior Plan that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the Shares that may be issued as Incentive Stock Options. Notwithstanding the foregoing, the following Shares shall not be added to the Shares authorized for grant under the Plan: (i) Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) Shares subject to a SAR that are not issued in connection with the stock settlement of the SAR upon exercise thereof. In the event the Company repurchases Shares on the open market, such Shares shall not be added to the Shares available for issuance under the Plan. Subject to such overall limitations, Shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 2,936,762 Shares may be issued in the form of Incentive Stock Options. The Shares to be issued pursuant to the Awards may be authorized, but unissued, or reacquired Shares. As of the date shareholders initially approve the Plan, the Company shall cease granting awards under the Prior Plan; however, awards granted under the Prior Plan shall remain subject to the terms of the Prior Plan.
(b)   Maximum Awards to Directors.   Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Director in any calendar year shall not exceed $500,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.
4.   Administration of the Plan.
(a)   Authority of the Committee.   The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other laws that may be or become Applicable Laws, the Committee shall have the authority, in its sole and absolute discretion:

(i)   to select the Employees, Directors and Consultants to whom Awards may be granted;
(ii)   to determine whether, when and to what extent Awards are granted;
(iii)   to determine the number of Shares or the amount of cash or other consideration to be covered by each Award;
(iv)   to approve forms of Award Agreements;
(v)   to determine the terms and conditions of any Award, including the vesting schedule, forfeiture provisions, payment contingencies, purchase price and any Performance Goal, and whether to waive or accelerate any such terms and conditions, which terms and conditions may differ among individual Awards and grantees, and to approve forms of Award Agreements;
(vi)   to determine whether and when an Award vests and Performance Goals are achieved;
(vii)   to adjust Performance Goals or performance results to take into account changes in law, accounting or tax rules, or transactions or other extraordinary, unforeseeable, nonrecurring or infrequently occurring events or circumstances as the Committee deems necessary or appropriate to avoid windfalls or hardships;
(viii)   to accelerate at any time the exercisability or vesting of all or any portion of any Award in circumstances involving a Participant’s death or Disability;
(ix)   to amend the terms of any outstanding Award, subject to Section 13(c);
(x)   to determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant or of the Committee;
(xi)   to establish one or more programs under the Plan to permit selected Participants to exchange an Award for one or more other types of Awards on such terms and conditions as determined by the Committee;
(xii)   to establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Participants;
(xiii)   to construe and interpret the terms of the Plan and Awards, including any Award Agreement;
(xiv)   to approve corrections in the documentation or administration of any Award; and
(xv)   at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision or interpretation made, or action taken, by the Committee in connection with the administration of the Plan shall be final, conclusive and binding on all Participants. All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan grantees.
(b)   Delegation of Authority.   The Board or Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of Directors or to one or more officers or Employees of the Company, including the power to perform administrative functions and grant Awards; provided, that such delegation does not (i) violate Applicable Law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Any such delegation by the Committee shall include a limitation as to the number of

Shares underlying Awards that may be granted during the period of delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. Further, any such delegation shall not limit the right of such subcommittee members or such an officer or Employee to receive Awards; provided, however, that such subcommittee members and any such officer or Employee may not grant Awards to himself or herself, a member of the Board, or any officer of the Company or Related Entity, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any officer of the Company or Related Entity. The Board or Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the delegate or delegates that were consistent with the terms of the Plan.
(c)   Award Agreement.   Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event a Participant’s Continuous Service ceases.
(d)   Indemnification.   In addition to such other rights of indemnification as they may have as members of the Board or as officers or Employees, members of the Board and any officers or Employees to whom authority to act for the Board, the Committee or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by Applicable Laws on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such individual is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within 30 days after the institution of such claim, investigation, action, suit or proceeding, such individual shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.
(e)   Foreign Award Recipients.   Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
(f)   No Repricing of Options or SARs.   The Committee shall not (a) reduce the per Share exercise price of an Option or base amount of a SAR previously awarded to any Participant, (b) cancel, surrender, replace or otherwise exchange any outstanding Option or SAR when the Fair Market Value of a Share underlying such Option or SAR is less than its per Share exercise price or base amount for a new Option or SAR, another Award, cash, Shares or other securities or (c) take any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, without the requisite prior affirmative approval of the shareholders of the Company.
5.   Eligibility.   Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to employees of the Company or a Parent or Subsidiary; provided, however, that any such individual must be an “employee” of the Company or any of its Parents or Subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may be settled in Shares. An individual on leave of absence may be an eligible person pursuant to this Plan. Notwithstanding the foregoing, any Option or SAR intended to qualify as an exempt “stock right” under Section 409A may only be granted with respect to “service recipient stock” (as defined in Section 409A).
6.   Terms and Conditions of Awards.
(a)   Types of Awards.   The Committee may award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR or a similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events or the satisfaction of Performance Goals or other conditions. Such awards may include Options, SARs, Restricted Stock, Restricted Stock Units, Other Awards or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two or more of them in any combination.
(b)   Dividends and Dividend Equivalent Rights.   Dividends may be granted in connection with Restricted Stock, and Dividend Equivalent Rights may be granted in connection with Awards other than Options, SARs, and Restricted Stock; provided, that, with respect to any Award that is subject to performance-based vesting conditions, dividends and Dividend Equivalent Rights shall be accrued (without interest and earnings) and will only be paid if and to the extent such Award (or portion of the Award to which the dividend or Dividend Equivalent Right relates) vests. Unless otherwise provided in an Award Agreement, the Committee may determine to pay such dividends or Dividend Equivalent Rights in cash or to convert dividends or Dividend Equivalent Rights into additional Awards.
(c)   Conditions of Award.   Vesting, payment, settlement and other entitlements with respect to an Award may be conditioned upon such items or events as the Committee may determine, including the passage of time, Continuous Service, the occurrence of one or more events or the satisfaction of one or more Performance Goals selected by the Committee, either individually, alternatively or in any combination, applied to the Company, one or more Related Entities and/or a business unit, group, division of the Company or one or more Related Entities, and measured over an annual or other period, on an absolute or relative basis, as specified by the Committee. With respect to performance-based Awards, the Committee may establish one or more performance goals (a “Performance Goal”) and the period over which performance is measured. For purposes of establishing the Performance Goals, the Committee may select any one or more performance criteria, including, without limitation, the following: return on equity (gross or net); earnings per share; return on gross or net assets; return on gross or net revenue; pre- or after-tax net income; earnings before or after interest, taxes, depreciation or amortization; earnings before interest, taxes and amortization; operating income; revenue growth; consolidated pre-tax earnings; net or gross revenues; net earnings; cash flow; enterprise value; fleet in-market availability; safety criteria; environmental criteria; revenue growth; cash flow from operations; return on sales; earnings per share from continuing operations, diluted or basic; earnings from continuing operations; net asset turnover; capital expenditures; income before income taxes; gross or operating margin; return on total assets; return on invested capital; return on investment; return on revenue; market share; economic value added; cost of capital; expense reduction levels; cost or expense management; stock price; productivity; customer satisfaction; employee satisfaction; or total shareholder return, all subject to such rules and conditions as the Committee may establish. Performance Goals may be expressed in absolute or relative terms (e.g., to prior performance of the Company, any Affiliates, or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. Performance criteria shall be defined in the Committee’s discretion and may include or exclude any or all of the following or other items, as the Committee may specify: effects of accounting changes; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses for restructuring, productivity initiatives or new business initiatives; non-operating items; acquisition expenses; and effects of divestitures.
(d)   Designation of Options.   Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. Any Option designated as an Incentive Stock Option shall comply with the requirements of Section 422 of the Code. Notwithstanding any designation as an Incentive Stock Option, to the extent the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan or any other stock plan maintained by the Company or any of its affiliates) exceeds $100,000, such excess Options shall be treated as Non-Qualified Stock Options. If the Code is amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.
(e)   Acquisitions and Other Transactions.   The Committee may issue Awards in settlement or assumption of, or in substitution for, outstanding awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction. Any Shares issuable pursuant to such Awards shall not be counted against the Share limit set forth in Section 3(a). Additionally, if the Shares are listed on one or more established stock exchanges or national market systems, available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect such acquisition) may be used for Awards under the Plan and shall not be counted against the Share limit set forth in Section 3(a), except, to the extent applicable, as required by the rules of any applicable stock exchange.
(f)   Terms of Award.   The terms of each Award, if any, shall be the terms stated in the Award Agreement; provided, however, that the term of an Option or SAR shall be no more than 10 years from the grant date. In the case of an Incentive Stock Option granted to a Ten Percent Owner, the terms of the Incentive Stock Option shall be no more than five years from the grant date. Notwithstanding the foregoing, the specified terms of any Award shall not include any period for which the Participant has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.
(g)   Transferability of Awards.   Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Awards other than Incentive Stock Options shall be transferable (i) by will or by the laws of descent and distribution, (ii) during the lifetime of the Participant, to the extent and in the manner authorized by the Committee, but only to the extent such transfers are made in accordance with Applicable Laws to family members, to family trusts, to family controlled entities, to charitable organizations, and pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Participant, and (iii) as otherwise expressly permitted by the Committee and in accordance with Applicable Laws.
(h)   Rights as a Shareholder.   Upon the grant of Restricted Stock and payment of any applicable purchase price, a Participant shall have the rights of a shareholder with respect to the voting of the Restricted Stock and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the Participant until and to the extent the performance goals are met with respect to the Restricted Stock. Unless the Committee shall otherwise determine, (i) uncertificated shares of Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Shares are vested as provided in in accordance with the applicable Award Agreement, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Shares are vested as provided in accordance with the applicable Award Agreement, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Committee may prescribe. A Participant shall have the rights as a shareholder only as to other Awards upon purchase or settlement of Shares underlying such Awards; provided, however, that a Participant may be credited with Dividend Equivalent Rights with respect to the stock units underlying Restricted Stock Units, subject to the provisions of Section 6(b) and such terms and conditions as the Committee may determine.
(i)   Grant Date of Awards.   The grant date of an Award shall, for all purposes, be the date on which the Committee makes the determination to grant such Award, or such later date as determined by the Committee.

(j)   Deferral of Award Payment.   The Company may establish one or more programs to permit selected Participants the opportunity to elect to defer receipt of consideration to be received under an Award, other than an Award of Options or SARs. The Company may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Company deems advisable for the administration of any such deferral program and to achieve compliance with any applicable rules of Section 409A.
7.   Exercise Price, Base Amount, Consideration and Taxes.
(a)   Exercise Price and Base Amount.   The per Share exercise price of an Option and the base amount of a SAR shall be such price as determined by the Committee in accordance with Applicable Laws; provided, that, other than an Option or SAR issued pursuant to Section 6(e) or adjusted pursuant to Section 10, the per Share exercise price of an Option and the base amount of a SAR shall not be less than the Fair Market Value on the grant date and, in the case of an Incentive Stock Option granted to a Ten Percent Owner, the per Share exercise price shall not be less than 110% of the Fair Market Value on the grant date. Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(e), the exercise price, base amount or purchase price shall be determined in the manner described in the definitive transaction agreement to which the Company is party (or if there is no such agreement, in the manner determined by the Committee).
(b)   Consideration.   In addition to any other types of consideration the Committee may determine, the Committee is authorized to accept as consideration for the exercise price of Options or Shares issued under the Plan, and subject to Applicable Laws, the following:
(i)   in cash, by certified or bank check, wire transfer or other instrument acceptable to the Committee;
(ii)   surrender of Shares, or delivery of a properly executed form of attestation of ownership of Shares as the Committee may require, that have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise or purchase price of the Award;
(iii)   with respect to Options, if the exercise occurs when the Shares are listed on one or more established stock exchanges or national market systems, payment through a broker-assisted cashless exercise program;
(iv)   with respect to Options, payment through a “net exercise” procedure established by the Company such that, without the payment of any funds, the Participant may exercise the Option and receive the net number of Shares equal to (A) the number of Shares as to which the Option is being exercised, multiplied by (B) a fraction, the numerator of which is the Fair Market Value on the exercise date less the exercise price per Share, and the denominator of which is such Fair Market Value (with the number of net Shares to be received rounded down to the nearest whole number of Shares); or
(v)   any combination of the foregoing methods of payment.
The Committee may grant Awards that do not permit all of the foregoing forms of consideration to be used in payment for the Shares or that otherwise restrict one or more forms of consideration. Payment instruments will be received subject to collection. The transfer to the Participant on the records of the Company or of the transfer agent of the Shares to be purchased pursuant to the exercise of an Option will be contingent upon receipt from the Participant (or a purchaser acting in such Participant’s stead in accordance with the provisions of the Option) by the Company of the full purchase price for such Shares and the fulfillment of any other requirements contained in the Award Agreement or Applicable Laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee, as described in Section 7(c) below). In the event a Participant chooses to pay the exercise price by previously-owned Shares through the attestation method, the number of Shares transferred to the Participant upon the exercise of the Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Options may be permitted through the use of such an automated system.
(c)   Taxes.
(i)   A Participant shall, no later than the date as of which taxes are required by Applicable Laws to be withheld with respect to an Award, pay to the Company or a Related Entity, or make arrangements satisfactory to the Committee regarding payment of, such withholding taxes. The obligations of the Company under the Plan shall be conditional on the making of such payment or arrangements, and the Company shall, to the extent permitted by Applicable Laws, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Committee may require or may permit a Participant to elect that the withholding requirement be satisfied in whole or in part, by having the Company withhold or by tendering to the Company, Shares having a Fair Market Value equal to the minimum statutory withholding with respect to an Award or such greater amount that is permitted by Applicable Law, provided such greater amount does not exceed the maximum statutory rates in the applicable jurisdictions or cause adverse accounting consequences for the Company. For purposes of share withholding, the Fair Market Value of withheld Shares shall be determined in the same manner as the value of Shares includible in income of the grantees. The Committee may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of Shares issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by Applicable Laws, to satisfy its withholding obligation with respect to an Award.
(ii)   The Plan and Awards (and payments and benefits thereunder) are intended to be exempt from, or to comply with, Section 409A, and, accordingly, to the maximum extent permitted, the Plan, Award Agreements and other agreements or arrangements relating to Awards shall be interpreted accordingly. Notwithstanding anything to the contrary, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A, (A) a Participant shall not be considered to have terminated Continuous Service and no payment or benefit shall be due to the Participant under the Plan or an Award until the Participant would be considered to have incurred a “separation from service” from the Company and the Related Entities within the meaning of Section 409A and (B) if the Participant is a “specified employee” (as defined in Section 409A), amounts that would otherwise be payable and benefits that would otherwise be provided under the Plan or an Award during the six-month period immediately following the Participant’s separation from service shall instead be paid or provided on the first business day after the date that is six months following the Participant’s separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under the Plan or an Award shall be construed as a separate identified payment for purposes of Section 409A. The Company makes no representation that any or all of the payments or benefits provided under the Plan or an Award will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment or benefit. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A, and the Company, the Related Entities and their respective employees, officers, directors, agents and representatives (including legal counsel) will not have any liability to any Participant with respect to any taxes, penalties, interest or other costs or expenses the Participant or any related party may incur with respect to or as a result of Section 409A or for damages for failing to comply with Section 409A.
8.   Exercise of Options and SARs.
(a)   Procedure for Exercise.
(i)   An Option or SAR shall be exercisable at such times and under such conditions as determined by the Committee under the terms of the Plan and specified in the Award Agreement.
(ii)   An Option or SAR shall be deemed exercised when written notice of such exercise has been given to the Company (or a broker pursuant to Section 7(b)(vi)) in accordance with the terms of the Award by the Participant and, if applicable, full payment for the Shares with respect to which the Option or SAR is exercised has been made (together with applicable tax withholding).
(b)   Exercise Following Termination of Continuous Service.   If a Participant’s Continuous Service terminates, all or any portion of the Participant’s Options or SARs that were vested at the Termination Date (including any portion thereof that vested as a result of such termination) may be exercised during the applicable Post-Termination Exercise Period. Except as otherwise determined by the Committee or as set forth in the Participant’s Award Agreement, if the Participant’s Options or SARs are unvested on the Termination Date (and do not vest as a result of such termination), or if the vested portion of the Participant’s Options or SARs is not exercised within the applicable Post-Termination Exercise Period, the Options and SARs shall terminate.
(i)   Termination for Cause.   Except as otherwise determined by the Committee or set forth in the Participant’s Award Agreement, upon the termination of the Participant’s Continuous Service for Cause, the Participant’s right to exercise an Option or SAR (whether vested or unvested) shall terminate concurrently with the termination of the Participant’s Continuous Service.
(ii)   Change in Status.   If a Participant’s status changes from Employee to Consultant or non-Employee Director, the Employee’s Incentive Stock Option shall automatically become a Non-Qualified Stock Option on the day that is three months and one day following such change of status.
(iii)   Termination Due to Disability.   If a Participant’s Continuous Service terminates as a result of Disability, if such Disability is not a “permanent and total disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an Incentive Stock Option, such Incentive Stock Option shall automatically become a Non-Qualified Stock Option on the day that is three months and one day following such termination.
9.   Conditions upon Issuance of Shares.   If the Committee determines that the delivery of Shares with respect to an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares with respect to an Award shall be suspended until the Committee determines that such delivery is lawful. An Incentive Stock Option may not be exercised until the Plan has been approved by the shareholders of the Company. The Company shall have no obligation to effect any registration or qualification of the Shares under Applicable Laws. A Participant’s right to exercise an Award may be suspended for a limited period of time if the Committee determines that such suspension is administratively necessary or desirable.
10.   Adjustments upon Changes in Capitalization.   Subject to any required action by the shareholders of the Company, Applicable Laws and Section 11, (i) the number and kind of Shares or other securities or property covered by each outstanding Award, (ii) the number and kind of Shares that have been authorized for issuance under the Plan, (iii) the exercise price, base amount or purchase price of each outstanding Award, and (iv) any other terms that the Committee determines require adjustment, shall be proportionately adjusted for: (A) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Shares, or similar transaction affecting the Shares; (B) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; (C) any other transaction with respect to the Shares, including any distribution of cash, securities or other property to shareholders (other than a normal cash dividend), a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete), a “corporate transaction” as defined in Section 424 of the Code or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration;” or (D) any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required. Any such adjustments to outstanding Awards shall be effected in a manner that is intended to preclude the enlargement or diminution of rights and benefits under such Awards. Except as the Committee determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.
11.   Change in Control.   Subject to Section 10 and except as otherwise provided in an Award Agreement, employment or similar agreement or in the definitive Change in Control transaction agreement, in the event of a Change in Control, the Awards shall be treated as follows:
(a)   If the Company is the surviving entity (in which case the Awards will continue) or if the Company is not the surviving entity, but the surviving entity (or a parent entity thereof) assumes an Award or substitutes for an Award another award relating to the stock of such surviving entity (or parent thereof), such awards (the “Continued, Assumed or Substituted Awards”) shall remain governed by their respective terms; provided, that (A) if, as of the Change in Control, the Awards are subject to vesting conditions relating to items or events other than Continuous Service (e.g., performance-based vesting conditions), such vesting conditions shall be deemed to have been satisfied at the “target” (or term of similar import) performance level (or, if the applicable performance period has been completed as of the date of the Change in Control, at the performance level achieved based on actual performance) and the Continued, Assumed or Substituted Awards shall remain subject to any vesting conditions based on Continuous Service, without proration, and (B) if on, or within 24 months following, the date of the Change in Control, the Participant’s Continuous Service is terminated by the Company or a Related Entity without Cause, the Continued, Assumed or Substituted Awards held by the Participant that were not then vested (and, with respect to Options and SARs, exercisable) shall immediately become fully vested and, if applicable, exercisable.
(b)   If the Company is not the surviving entity and the surviving entity (or a parent entity thereof) does not assume or substitute Awards, the holders of such Awards shall be entitled to the benefits set forth in Section 11(a) as of the date of the Change in Control, to the same extent as if the holder’s Continuous Service had been terminated by the Company without Cause as of the date of the Change in Control; provided, that, to the extent any Award constitutes deferred compensation for purposes of Section 409A, if the settlement or other payment event resulting from the vesting of such Award pursuant to this Section 11(b) would not be permitted by Section 409A, such Award shall vest pursuant to this Section 11(b), but the settlement or other payment event with respect to such Award shall not be accelerated and shall instead occur when it would have occurred had the Award been Continued, Assumed or Substituted pursuant to Section 11(a) (or on such earlier date as is permitted under Section 409A). The Committee may provide that each Award that is vested (or vests) as of the Change in Control shall be canceled in exchange for a payment in an amount equal to (A) the Fair Market Value per Share subject to the Award immediately prior to the Change in Control over the exercise or base price (if any) per Share subject to the Award multiplied by (B) the number of Shares granted under the Award. For avoidance of doubt, if the Fair Market Value per Share subject to an Option or SAR immediately prior to the Change in Control is less than the exercise or base price per Share of such Award, such Awards shall be cancelled for no consideration.
(c)   For the purposes of this Section 11, an Award shall be considered assumed or substituted for if immediately following the Change in Control the award is of substantially equal value, with the determination of such substantial equality of value being made by the Committee before the Change in Control.
12.   Effective Date and Term of Plan.   The Plan shall become effective upon its approval by the shareholders of the Company (the “Effective Date”). Unless terminated earlier by the Board pursuant to Section 13(a), the Plan shall terminate on the tenth anniversary of the earlier of the date that the Plan is adopted or the date of shareholder approval. No grants of Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.
13.   Amendment, Suspension or Termination of the Plan or Awards.
(a)   The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment required to be subject to shareholder approval.

(b)   No Award may be granted during any suspension of the Plan or after termination of the Plan.
(c)   No amendment, suspension or termination of the Plan or any Award shall materially adversely affect the Participant’s rights under an Award without the Participant’s written consent; provided, however, that an amendment or modification that (i) may cause an Incentive Stock Option to become a Non-Qualified Stock Option or (ii) the Committee considers, in its sole discretion, necessary or advisable to comply with, take into account or otherwise respond to Applicable Laws, shall not be treated as materially adversely affecting the Participant’s right under an outstanding Award.
14.   Clawback.   The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt or amend either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the United States Securities and Exchange Commission and that the Company determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.
15.   Limitation of Liability.   The Company is under no duty to ensure that Shares may legally be delivered under the Plan, and shall have no liability in the event such delivery of Shares may not be made.
16.   No Effect on Terms of Employment/Consulting Relationship.   The Plan shall not confer upon any Participant any right with respect to the Participant’s Continuous Service, nor shall it interfere in any way with the Participant’s right or the right of the Company or any Related Entity to terminate the Participant’s Continuous Service at any time, with or without Cause, and with or without notice.
17.   No Effect on Retirement and Other Benefit Plans.   Except as specifically provided in a compensation or benefit plan, program or arrangement of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of such plans, programs or arrangements. The Plan is not a “pension plan” or “welfare plan” under the Employee Retirement Income Security Act of 1974.
18.   Unfunded Obligation.   A Participant shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan or an Award shall be unfunded and unsecured obligations for all purposes, including Title I of the Employee Retirement Income Security Act of 1974. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, to create any trusts, or to establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, that the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee, the Company or any Related Entity and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or a Related Entity. A Participant shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.
19.   Trading Policy Restrictions.   Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
20.   Construction.   The following rules of construction shall apply to the Plan and Award Agreements. Captions and titles are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan or Award Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the word “or” is not intended to be exclusive, unless the context clearly requires otherwise. The words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The words “writing” and “written” and comparable words refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. Any reference to any federal, state or other statute or law shall be deemed also to refer to such statute or law as amended, and to all rules and regulations promulgated thereunder. References to “stockholders” shall be deemed to refer to “shareholders” to the extent required by Applicable Laws. References to the Company or any Related Entity shall include such entity’s successors.
21.   Nonexclusivity of the Plan.   Neither the adoption of the Plan by the Board, the submission of the Plan to the shareholders of the Company for approval nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or a Related Entity from taking any corporate action which is deemed by the Company or such Related Entity to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, beneficiary or other person shall have any claim against the Company or any Related Entity as a result of any such action.
22.   Governing Law.   Except as otherwise provided in an Award Agreement, the Plan, the Award Agreements and any other agreements or arrangements relating to Awards shall be interpreted and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules of such state, to the extent not preempted by federal law. If any provision of the Plan, the Award Agreements or any other agreements or arrangements relating to Awards is determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by Applicable Laws and the other provisions shall nevertheless remain effective and shall remain enforceable.
23.   Jurisdiction; Choice of Forum.   Any suit, action or proceeding relating to or arising out of this Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect thereof (a “Proceeding”), shall be brought only in the federal or state courts located in the State of Connecticut. The Company and each Participant shall irrevocably and unconditionally (a) consent and submit to the exclusive jurisdiction of the courts of the State of Connecticut, the United States District Court for the District of Connecticut, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Connecticut court or, to the extent permitted by law, in such federal court, (b) waive any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction for any such Proceeding in any such court or that such Proceeding was brought in an inconvenient forum and agree not to plead or claim the same, and (c) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention Chief Executive Officer.
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1 U P X Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees For All EXCEPT — To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.                   01 — John L. Villano 02 — Leslie Bernhard 03 — Arthur L. Goldberg 04 — Brian A. Prinz 05 — Jeffery C. Walraven Proposals — The Board of Directors recommend a vote FOR all the A nominees listed and FOR Proposal 2, 3, and 4. 0459RF 2. ADVISORY APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS. 1. ELECTION OF DIRECTORS: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 2025 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 3. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION. For Against Abstain 4. APPROVAL OF THE SACHEM CAPITAL CORP. 2025 OMNIBUS INCENTIVE PLAN. You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/SACH or scan the QR code — login details are located in the shaded bar below. Your vote matters — here’s how to vote! Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SACH Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SACH Notice of 2025 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — July 9, 2025 10:00 AM, Eastern Daylight Time The undersigned hereby constitutes and appoints John L. Villano and Jeffery C. Walraven, with full power of substitution, as proxies of the undersigned to attend the Annual Meeting of Shareholders of Sachem Capital Corp. (the “Company”) to be held virtually via the Internet at meetnow.global/MWQJXHQ, on Wednesday, July 9, 2025 at 10:00 a.m., Eastern Daylight Time, and at any adjournment thereof, hereby revoking any Proxies heretofore given, to vote all common shares of the Company held or owned by the undersigned on the proposals more fully set forth in the Notice and Proxy Statement for the Annual Meeting in accordance with the recommendations of the Board of Directors of the Company as set forth therein, and in their discretion upon such other matters as may come before the Annual Meeting. Shares represented by this Proxy will be voted by the shareholder. If no such directions are indicated, the proxies will have authority to vote FOR all nominees and FOR Proposal 2, 3, and 4. The proxy is authorized to vote upon such other business as may properly come before the meeting in his discretion. (Items to be voted appear on reverse side) Sachem Capital Corp. C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. Important notice regarding availability of proxy materials for the shareholder meeting to be held on Wednesday, July 9, 2025 THE PROXY MATERIALS FOR THE ANNUAL MEETING, INCLUDING THE ANNUAL REPORT, THIS PROXY STATEMENT, AND THE PROXY, ARE ALSO AVAILABLE AT WWW.ENVISIONREPORTS.COM/SACH The 2025 Annual Meeting of Shareholders of Sachem Capital Corp. will be held on July 9, 2025, 10:00 AM Eastern Daylight Time, virtually via the internet at meetnow.global/MWQJXHQ. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.